                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                                              Depositor

                                                Adjustable Rate Mortgage Trust 2007-2
                                     Adjustable Rate Mortgage-Backed Pass-Through Certificates,
                                                            Series 2007-2

                                                     $[660,444,000](Approximate)
                                           Expected Investor Settlement Date: May 30, 2007

                                                      TERM SHEET ~ Version 2.0
                                                           May [23], 2007

                                                     DLJ Mortgage Capital, Inc.
                                                         Sponsor and Seller

                                                       Wells Fargo Bank, N.A.
                                               Master Servicer and Trust Administrator

                                                        IndyMac Bank, F.S.B.
                                                              Servicer

                                                 Countrywide Home Loans Servicing LP
                                                              Servicer

                                                  Select Portfolio Servicing, Inc.,
                                      Servicer, Special Servicer & Modification Oversight Agent

                                                   U.S. Bank National Association
                                                               Trustee

                                                 Credit Suisse Securities (USA) LLC
                                                             Underwriter

                                                   Adjustable Rate Mortgage Trust 2007-2                              May [23], 2007
                                                                TERM SHEET                                            (212) 325 5132

                     STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

_____________________________________________________________________________________________________________________________________

The issuer has filed a (i)  registration  statement  (including a prospectus)  with a file number of 333-140945 and (ii) a Term Sheet
Supplement,  with the SEC for the offering to which this  communication  relates.  Before you invest,  you should read the prospectus in that  registration  statement  and the Term  Sheet  Supplement  and other  documents  the  issuer  has filed with the SEC for more complete  information  about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at  www.sec.gov.  Alternatively,  the issuer,  any underwriter or any dealer  participating  in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing  prospectus is not required to contain all  information  that is required to be included in the base prospectus and the prospectus  supplement  that will be prepared for the securities  offering to which this free writing  prospectus  relates.  This free  writing  prospectus  is not an offer to sell or a  solicitation  of an offer to buy these  securities  in any state  where such offer, solicitation or sale is not permitted.

The  information  in this free writing  prospectus is  preliminary,  and may be superseded by an additional  free writing  prospectus provided to you prior to the time you enter into a contract of sale.  This  preliminary  free writing  prospectus is being  delivered to you solely to provide you with  information  about the offering of the  securities  referred to herein.  The  securities are being offered  when,  as and if issued.  In  particular,  you are advised that these  securities,  and the asset pools  backing  them,  are subject to modification or revision  (including,  among other things,  the possibility  that one or more classes of securities may be split,  combined or eliminated),  at any time prior to issuance or availability of a final  prospectus.  As a result,  you may commit to purchase  securities that have  characteristics  that may change,  and you are advised that all or a portion of the securities may not be issued that have the  characteristics  described in these  materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner  than the date on which the  relevant  class has been priced and we have  confirmed the allocation of securities to be made to you; any "indications of interest"  expressed by you, and any "soft circles"  generated by us, will not create binding  contractual  obligations  for you or us. You may withdraw your offer to purchase  securities at any time prior to our acceptance of your offer.

Any  legends,  disclaimers  or other  notices  that may appear at the bottom of the email  communication  to which this free  writing prospectus  is  attached  relating  to (1)  these  materials  not  constituting  an offer (or a  solicitation  of an  offer),  (2) no representation  that  these  materials  are  accurate  or  complete  and may not be  updated or (3) these  materials  possibly  being confidential  are not applicable to these materials and should be disregarded.  Such legends,  disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

_____________________________________________________________________________________________________________________________________

                                                   Adjustable Rate Mortgage Trust 2007-2                              May [23], 2007
                                                                TERM SHEET                                            (212) 325 5132
_____________________________________________________________________________________________________________________________________

Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2007-2

                                         Offered Certificates: $[660,444,000] (Approximate)

_____________________________________________________________________________________________________________________________________________
               Expected                                            Expected
              Certificate                           Expected         WAL         Expected
               Principal                            Initial       Call/Mat.    Prin. Window       Pricing
                Balance      Expected Ratings    Pass-Thru Rate    (Years)       Call/Mat.       Speed and
   Class        ($)(1)       Moody's/S&P (2)         (%)(3)          (4)       (Months) (4)      Assumption                Type
_____________________________________________________________________________________________________________________________________________
   1-A-1      183,515,000       Aaa / AAA            5.973        [3.11/3.12]  [1-116/1-120]      25 CPB         SENIOR/WAC/ PASS THROUGH
   C-B-1        6,941,000        NR / AA             5.973        [5.69/5.71]  [1-116/1-120]      25 CPB      SUBORDINATE/WAC/ PASS THROUGH
   C-B-2        1,662,000         NR / A             5.973        [5.69/5.71]  [1-116/1-120]      25 CPB       SUBORDINATE/WAC/PASS THROUGH
   C-B-3        1,076,000        NR / BBB            5.973        [5.69/5.71]  [1-116/1-120]      25 CPB       SUBORDINATE/WAC/PASS THROUGH
   2-A-1      304,644,000       Aaa / AAA         1mL + [TBD]%    [2.38/2.60]  [1-77/1-174]       30 CPR           SUPER-SENIOR/FLOATER
  2-A-2-A      68,019,000       Aaa / AAA         1mL + [TBD]%    [1.47/1.47]   [1-48/1-48]       30 CPR      SUPER-SENIOR/SEQUENTIAL/FLOATER
  2-A-2-B      19,022,000       Aaa / AAA         1mL + [TBD]%    [5.62/6.66] [48-77/48-174]      30 CPR      SUPER-SENIOR/SEQUENTIAL/FLOATER
   2-A-3       43,520,000       Aaa / AAA         1mL + [TBD]%    [2.38/2.60]  [1-77/1-174]       30 CPR          SENIOR-SUPPORT/FLOATER
   2-M-1       14,140,000        Aa2 / AA         1mL + [TBD]%    [4.42/4.75] [38-77/38-115]      30 CPR               MEZZ/FLOATER
   2-M-2        4,240,000        Aa3 / AA         1mL + [TBD]%    [4.40/4.63]  [38-77/38-98]      30 CPR               MEZZ/FLOATER
   2-M-3        4,240,000        A2 / A+          1mL + [TBD]%    [4.40/4.54]  [37-77/37-91]      30 CPR               MEZZ/FLOATER
   2-M-4        2,355,000         A3 / A          1mL + [TBD]%    [4.37/4.40]  [37-77/37-82]      30 CPR               MEZZ/FLOATER
   2-M-5        2,360,000        Baa1 / A         1mL + [TBD]%    [4.27/4.27]  [37-75/37-75]      30 CPR               MEZZ/FLOATER
   2-M-6        2,355,000      Baa2 / BBB+        1mL + [TBD]%    [4.06/4.06]  [37-67/37-67]      30 CPR               MEZZ/FLOATER
   2-M-7        2,355,000      Baa3 / BBB-        1mL + [TBD]%    [3.65/3.65]  [37-57/37-57]      30 CPR               MEZZ/FLOATER
_____________________________________________________________________________________________________________________________________________

                                                     Non-Offered Certificates
_____________________________________________________________________________________________________________________________________________
              Certificate                                            WAL
               Principal                            Initial       Call/Mat.    Prin. Window       Pricing
                Balance      Expected Ratings    Pass-Thru Rate    (Years)       Call/Mat.       Speed and
   Class        ($)(1)       Moody's/S&P (2)         (%)(3)          (4)       (Months) (4)      Assumption                Type
_____________________________________________________________________________________________________________________________________________
  C-B-4            978,000     [TBD] / [TBD]         5.973           N/A            N/A            25 CPR       SUBORDINATE/WAC/PASS THROUGH
  C-B-5            782,000     [TBD] / [TBD]         5.973           N/A            N/A            25 CPR       SUBORDINATE/WAC/PASS THROUGH
  C-B-6            586,422     [TBD] / [TBD]         5.973           N/A            N/A            25 CPR       SUBORDINATE/WAC/PASS THROUGH
    2-X        471,257,948        NR / NR             N/A            N/A            N/A              N/A                  Residual
    P                             NR / NR             N/A            N/A            N/A              N/A             PREPAYMENT PENALTY
_____________________________________________________________________________________________________________________________________________

Information is preliminary  and subject to final  collateral,  rating agency  approval and legal review.  The analyses,  calculations and  valuations  herein  are  based on  certain  assumptions  and  data  provided  by third  parties  that may vary  from the  actual characteristics  of the final  collateral.  Credit  Suisse  Securities  (USA)  LLC makes no  representation  that  such  analyses  or calculations  are accurate or that such  valuations  represent  levels where actual  trades may occur.  Investors  should rely on the information contained in or filed in connection with the prospectus/prospectus supplement.

(1) The initial Certificate Principal Balances presented in this term sheet are approximate and subject to a +/- 5 % variance.
(2) It is a condition to the issuance of the Offered  Certificates  (other than the Class AR and Class AR-L  Certificates)  that they be rated by at least two  rating  agencies.  The rating  agencies  will  include  Standard & Poor's,  a  division  of  McGraw-Hill
    Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's").
(3) The initial pass through  rate on the Class 1-A-1  Certificates  is expected to be  approximately  [5.973]% per annum.  After the first  distribution  date, the per annum pass through rate on the Class 1-A-1  Certificates will equal the weighted average of the net interest rates on the group 1 mortgage loans (30/360 accrual basis, 24 day delay).
    The initial pass through rate on the Class C-B  Certificates is expected to be approximately  [5.973]% per annum.  After the first distribution  date,  the per annum pass through  rate on the Class C-B  Certificates  will equal the  weighted  average of the net interest rates on the group 1 mortgage loans (30/360 accrual basis, 24 day delay).

                                                                        2

    The per annum pass  through  rate on the Group 2 Senior  Certificates  will equal the least of (i) the sum of one month  LIBOR for that distribution date plus related margin,  (ii) the Group 2 net funds cap, and (iii) [11.00]%  (actual/360  accrual basis, 0 day delay).  After the optional  termination date for the Group 2 mortgage loans, the Group 2 Senior  Certificate margin will increase to twice the original margin.
    The  pass-through  rate on each  class of Group 2  Subordinate  Certificates  will be a per annum  rate equal to the least of (i)
    One-Month LIBOR plus (a) before the optional  termination date for the Group 2 mortgage loans,  the related margin,  (b) after the optional  termination  date for the Group 2 mortgage loans,  the original  margin plus 0.50%,  (ii) the Group 2 net funds cap, and
    (iii) [11.00]% (actual/360, 0 day delay).
(4) Weighted  average lives and principal  windows with respect to the Group 1 Certificates (as defined herein) will be calculated to
    'Call'  assuming the related 5% optional  termination is exercised and all related  mortgage loans pay down on their initial reset date;  and to 'Maturity'  assuming all related  mortgage  loans pay down on their  initial reset date; in both cases  assuming the related  Pricing Speed and  Assumptions  stated above.  Weighted  average lives and principal  windows with respect to the Group 2
    Certificates (as defined herein) will be calculated to 'Call' assuming the related 10% optional  termination is exercised;  and to
    'Maturity'; in both cases assuming the related Pricing Speed and Assumptions stated above.

                                                                        3

       I. SUMMARY

       Issuer...................          Adjustable Rate Mortgage Trust 2007-2.

       Title of Series..........          Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2007-2.

       Depositor................          Credit Suisse First Boston Mortgage Securities Corp.

       Sponsor and Seller.......          DLJ Mortgage Capital, Inc.

       Servicers................          Select Portfolio  Servicing,  Inc. ("SPS"),  Countrywide Home Loans Servicing LP, and IndyMac
                                          Bank, F.S.B.

       Special Servicer & Modification
       Oversight Agent..........
                                          SPS.

       Master Servicer..........          Wells Fargo.

       Trustee..................          U.S. Bank National Association.

       Trust Administrator and
       Supplemental Interest Trust
       Administrator............          Wells Fargo.

       Custodians...............          LaSalle Bank, N.A.

       Swap Provider............          Credit Suisse International.

       Mortgage Pool............          1,799  adjustable-rate  mortgage loans with an aggregate  principal  balance of approximately
                                          $666,798,371  as of the  cut-off  date,  secured  by  first  liens  on  one-  to  four-family residential  properties.  Generally,  after the initial fixed rate period,  the interest rate and payment for the adjustable-rate  mortgage loans adjust semi-annually or annually based on an index plus a margin.  The mortgage pool consists of two groups of mortgage loans.

                                          Group 1 is generally  comprised of adjustable-rate  mortgage loans with an initial fixed rate period of 10 years and Group 2 is generally comprised of adjustable-rate  mortgage loans with an initial fixed rate period of 1 year, 2 years, 3 years or 5 years.

                                             Designation         Number of Mortgage Loans      Cut-off Date Principal Balance
                                          ______________________________________________________________________________________
                                               Group 1                          380                           $195,540,422
                                               Group 2                         1419                           $471,257,948

                                          Approximately  91.76%  and 8.48% of the  groups 1 and 2 mortgage  loans,  respectively,  have interest  rates  that will  begin to adjust in the same  month  that the  borrower's  payment becomes  fully  amortizing.  This  could  potentially  cause a greater  payment  shock to the borrower.

                                          Designation                                                    Group 1        Group 2

                                          % of mortgage loans with servicing fee of 25 bps                42.96%         80.22%

                                          % of mortgage loans with servicing fee of 37.5 bps              37.21%         8.55%

                                          % of mortgage  loans with initial  servicing  fee of 20 bps     0.1983        10.67%*
                                          increasing   to  37.5  bps  beginning  on  the  first  rate
                                          adjustment date

                                          % of mortgage loans with initial  servicing fee of 17.5 bps     0.00%          0.56%
                                          increasing   to  20  bps   beginning   on  the  first  rate
                                          adjustment date

                                          *One loan has a service fee that steps up to 37.5 bps from 25 bps

                                                                        4

                                          Information  contained  herein  reflects  the May 1, 2007 cut-off  date  scheduled  balances.
                                          Collateral  information  contained  herein is indicative.  On the closing date, the aggregate principal  balance of the mortgage loans in loan groups 1 will equal the aggregate  principal balance of the Group 1 Senior Certificates and the Class C-B Certificates.

                                          On the closing date, the aggregate principal balance of the mortgage loans in loan group 2 will exceed the aggregate principal balance of the Group 2 Certificates by the initial overcollateralization amount.

                                          For further collateral information, see "Collateral Summary" and "Collateral Details" herein.

       Cut-off Date.............          May 1, 2007.

       Closing Date.............          On or about May 30, 2007.

       Investor Settlement Date.          On or about May 30, 2007.

       Distribution Dates.......          On the 25th day of each month,  or if the 25th day is not a business  day, on the  succeeding business day beginning in June 2007.

       Scheduled Final
       Distribution Date........          The  distribution  date  in  [May 2037].   The  actual  final   distribution  date  could  be
                                          substantially earlier.

       Maturity Date............          [May 25, 2037].

       Offered Certificates.....          Class 1-A-1, Class AR and Class AR-L Certificates (the "Group 1 Senior Certificates"),

                                          Class 2-A-1, 2-A-2-A,  2-A-2-B and Class 2-A-3  Certificates  (together,  the "Group 2 Senior
                                          Certificates"),

                                          Class 2-M-1,  Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7
                                          Certificates (together the "Group 2 Subordinate  Certificates," and together with the Group 2
                                          Senior Certificates and the Class 2-X Certificates, the "Group 2 Certificates"),

                                          Group  1  Senior  Certificates  and  Group  2  Senior  Certificates  (together,  the  "Senior
                                          Certificates"),

                                          Class C-B-1,  Class C-B-2 and Class C-B-3 Certificates (together with the Senior Certificates and the Group 2 Subordinate Certificates, the "Offered Certificates").

       Privately Offered
       Certificates.............          Class C-B-4,  Class C-B-5  and  Class C-B-6  Certificates  (together  with  the  Class C-B-1,
                                          Class C-B-2  and  Class C-B-3  Certificates,  the  "Class C-B  Certificates"),  the  Class  P
                                          Certificates and the Class 2-X Certificates.
       Form of Offered
       Certificates.............          The  Offered  Certificates,  other  than the Class AR and Class  AR-L  Certificates,  will be book-entry  certificates.  The  Class  AR  and  Class  AR-L  Certificates  will  be  physical certificates.

       Minimum Denominations....          The  Offered  Certificates,  other  than the Class AR and Class  AR-L  Certificates,  will be issued in minimum  denominations (by principal  balance) of $25,000 and integral multiples of
                                          $1 in excess  thereof.  The Class AR and Class  AR-L  Certificates  will be issued in minimum percentage interests of 20%.

                                                                        5

       Accrual Periods..........          For any  distribution  date and any class of  Offered  Certificates,  other  than the Group 2
                                          Certificates,  the calendar  month  immediately  preceding  that  distribution  date. For any distribution  date and the Group 2  Certificates,  the period  commencing on the  immediately preceding  distribution  date (or the closing date, in the case of the first accrual  period)
                                          and ending on the day immediately preceding the related distribution date.

       Day Count................          For any  distribution  date and any class of  Offered  Certificates,  other  than the Group 2
                                          Certificates,  interest  will be  calculated  on the basis of a 360-day  year  consisting  of twelve 30-day months.  For any distribution date and the Group 2 Certificates,  interest will be  calculated  on the basis of a 360-day year and the actual  number of days elapsed in each accrual period.

       Delay Days...............          For any  distribution  date and any  class of  Offered  Certificates  other  than the Group 2
                                          Certificates, 24 days.  For any distribution date and the Group 2 Certificates, 0 days.

       Optional Termination.....          On any distribution date on which the aggregate  outstanding  stated principal balance of the group 1 mortgage loans is less than or equal to 5% of its aggregate  principal  balance as of the cut-off date, the terminating  entity may, but will not be required to, purchase from the trust all remaining  group 1 mortgage  loans,  thereby  causing an early  retirement of and a principal prepayment on the Group 1 Senior Certificates and Class C-B Certificates.

                                          On any distribution date on which the aggregate  outstanding  stated principal balance of the group 2 mortgage loans is less than or equal to 10% of its aggregate  principal balance as of the cut-off date, the terminating  entity may, but will not be required to, purchase from the trust all remaining  group 2 mortgage  loans,  thereby  causing an early  retirement of and a principal prepayment on the Group 2 Certificates.

       Ratings..................          The Group 1 (other than the Class AR and Class AR-L  Certificates)  and Group 2  Certificates
                                          are expected to be rated by Moody's Investors Service,  Inc. ("Moody's) and Standard & Poor's
                                          Ratings Services ("S&P"),  with the ratings  indicated in the table on page 2 above.  Certain of the Class C-B Certificates may be rated by Moody's and/or S&P.

       ERISA Considerations.....          The  Offered  Certificates,  other  than the Class AR and  Class  AR-L  Certificates,  may be eligible for purchase by transferees  acting for, or on behalf of, employee  benefit plans or other retirement  arrangements that are subject to Title I of the Employee  Retirement Income
                                          Security Act of 1974, as amended  ("ERISA"),  or to Section 4975 of the Internal Revenue Code
                                          of  1986,  as  amended,  subject  to  certain  considerations  described  in  the  prospectus supplement.  Sales of the Class AR and Class AR-L  Certificates  to such plans or  retirement arrangements  are prohibited,  except as described in the prospectus  supplement.  During the period that the Swap Agreement is  outstanding,  plan investors will be required to represent that they have  available  certain  exemptions  based  upon the  identity  of the plan or the fiduciary making the investment decisions on behalf of the plan.

       Federal Income Tax
       Consequences.............          For federal  income tax purposes,  the  depositor  will cause  multiple  separate real estate mortgage  investment  conduit  ("REMIC")  elections  to be made  with  respect  to the  trust
                                          (exclusive  of the assets held in the basis risk reserve  fund).  No REMIC  election  will be made with respect to the supplemental  interest trust. The Offered  Certificates,  other than the Class AR and Class AR-L  Certificates,  will represent  ownership of regular interests in the  upper  tier  REMIC.  These  certificates  will  generally  be  treated  as  representing ownership of debt for federal  income tax  purposes.  Holders of these  certificates  will be required to include as income all  interest  and  original  issue  discount,  if any, on such certificates  in  accordance  with  the  accrual  method  of  accounting,  regardless  of the certificateholders' usual methods of accounting.  In addition,  Offered Certificates that are

                                                                        6

                                          Group 2  Certificates  will be treated as having an interest in a limited  recourse  notional principal  contract.  For  federal  income tax  purposes,  the Class AR-L  Certificates  will represent  ownership of the residual interests in the lower-tier REMICs,  which will hold the mortgage  loans,  and the Class AR  Certificates  will  represent  ownership  of the residual interest in each remaining REMIC.

       Legal Investment.........          The Offered Certificates,  other than the Class 2-M-3,  Class 2-M-4, Class 2-M-5, Class 2-M-6 and  Class  2-M-7,  Class C-B-2  and  Class C-B-3  Certificates,  will be  "mortgage  related
                                          securities"  for  purposes  of  the  Secondary   Mortgage  Market  Enhancement  Act  of  1984
                                          ("SMMEA").  You should consult your legal advisors in determining  whether and to what extent the Offered Certificates constitute legal investments for you.
       Principal and Interest
       Advancing................          Each servicer (or if a servicer  fails to make an advance,  the master  servicer),  will make cash advances with respect to delinquent  scheduled payments of principal and interest on any mortgage loan serviced by it, to the extent they are deemed recoverable.

       Compensating Interest....          Each servicer will provide  compensating  interest for prepayment interest shortfalls only to the extent described in the prospectus supplement.

       Servicing Transfer.......          At the option of the Seller,  the  servicing  function  for all or a portion of the  mortgage loans serviced by SPS may be transferred to a successor  servicer that meets the requirements of a successor servicer in the pooling and servicing agreement.

                                                                        7

       II.  CREDIT ENHANCEMENT (Group 1)

       Subordination...........           The Group 1 Senior  Certificates will receive  distributions of interest and principal before the Class C-B  Certificates  are entitled to receive  distributions of interest or principal.
                                          The Class C-B  Certificates  absorb most losses, in reverse order of principal  priority,  on the group 1 mortgage loans prior to the Group 1 Senior Certificates.

                                          NOTE:  The  Class C-B  Certificates  represent  interests  in the  group  1  mortgage  loans, consequently,  the  Class C-B  Certificates  could  be  reduced  to  zero  as a  result  of a disproportionate amount of Realized Losses on the mortgage loans in any of these groups.
       Realized Losses.........           Any  realized  loss with  respect to a group 1 mortgage  loan,  except for excess  losses (as described below), will be allocated as follows:

                                          (a)  first, to the Class C-B-6 Certificates,  until its class principal balance is reduced to zero;

                                          (b)  second,  to the Class C-B-5  Certificates,  until its class principal balance is reduced to zero;

                                          (c)  third, to the Class C-B-4 Certificates,  until its class principal balance is reduced to zero;

                                          (d)  fourth,  to the Class C-B-3  Certificates,  until its class principal balance is reduced to zero;

                                          (e)  fifth, to the Class C-B-2 Certificates,  until its class principal balance is reduced to zero;

                                          (f)  sixth, to the Class C-B-1 Certificates,  until its class principal balance is reduced to zero; and

                                          (g)  seventh, to the Class 1-A-1 Certificates, until its respective class principal balances has been reduced to zero.

       Excess Losses..........            On each  distribution  date,  excess  losses with respect to principal  will be allocated pro rata  among  the Group 1 Senior  Certificates  and  Class  C-B  Certificates,  based on their respective class principal balances.

                                          Excess  losses are special  hazard  losses,  bankruptcy  losses and fraud losses in excess of certain amounts.  Accordingly,  the Class C-B Certificates will provide limited protection to the classes of  certificates  of higher  relative  priority  against  special  hazard losses, bankruptcy losses and fraud losses.

                                                                        8

       Group 1 Credit Enhancement
       Percentages.............
                                          For any  certificate on any  distribution  date, a fraction,  expressed as a percentage,  the numerator  of which is the sum of the  aggregate  class  principal  balance  of the Class C-B
                                          Certificates  subordinate  to that  certificate,  after  giving  effect to  payments  on such distribution  date, and the  denominator of which is the aggregate loan group balance for the group 1 mortgage loans for such distribution date.
                                          Initial Groups 1 Credit Enhancement Percentages:

                                                                                           Approximate1Expected Initial
                                                               Class                         Credit Enhancement* (%)
                                                 ______________________________________________________________________________
                                                    Group 1 Senior Certificates                       [6.15]
                                                               C-B-1                                  [2.60]
                                                               C-B-2                                  [1.75]
                                                               C-B-3                                  [1.20]
                                                               C-B-4                                  [0.70]
                                                               C-B-5                                  [0.30]
                                                               C-B-6                                  [0.00]
                                                 ______________________________________________________________________________
                                                 *Based  on  collateral  cut-off balance.  Subject  to a +/- 0.50% variance.

       Shifting of Interests....          Except  as  described  below,  the  Group 1  Certificates  will  receive  100%  of  principal prepayments  received  on the  mortgage  loans in the  related  loan group  until the seventh anniversary  of the  first  distribution  date.  During  the next  three  years,  the  senior certificates  will generally  receive a  disproportionately  large, but decreasing,  share of principal  prepayments.  This will result in a quicker  return of  principal  to these senior certificates  and increases the likelihood  that holders of these  certificates  will be paid the full amount of principal to which they are entitled.

                                          If the subordinate  percentage before the third anniversary of the first distribution date is greater  than or equal to twice  the  subordinate  percentage  as of the  closing  date  (and
                                          certain  rating  agency  collateral  performance   requirements  are  satisfied),   then  the
                                          subordinate  classes will receive 50% of their pro rata share of  principal  prepayments.  If the subordinate  percentage on or after the third anniversary of the first  distribution date is greater  than or equal to twice the  subordinate  percentage  as of the closing  date (and
                                          certain  rating  agency  collateral  performance   requirements  are  satisfied),   then  the
                                          subordinate classes will receive 100% of their pro rata share of principal prepayments.

       III.   DISTRIBUTIONS (Group 1)

       Available Distribution
       Amount...................          For any distribution  date and each of the group 1 mortgage loans, the sum of:  (i) scheduled payments and advances on the related mortgage loans, net of related servicing,  trustee,  and insurance fees, as applicable;  (ii) insurance and liquidation proceeds,  net of unreimbursed liquidation  expenses;  (iii) principal  prepayments  received during the related  prepayment period,  excluding prepayment penalties;  (iv) amounts received in respect of a repurchase by the  seller,  or a  purchase  by a holder  of a  subordinate  certificate  or by the  special servicer,  as provided in the pooling and  servicing  agreement,  net of advances  previously made and other amounts as to which the trustee,  the trust  administrator,  a servicer or the master  servicer is entitled to be reimbursed;  (v) compensating  interest;  (vi) recoveries;
                                          and (vii) any  amount paid in connection  with an optional  termination,  up to the amount of the par value for the loan group.

       Priority of distributions          Distributions  will in general be made to the extent of the  available  funds for the group 1 mortgage loans in the order and priority as follows:

                                              1.  First, to the Group 1 Senior Certificates,  pro-rata,  accrued and unpaid interest at their respective pass-through rates on their respective class principal balances,

                                                                        9

                                              2.  Second, to the Group 1 Senior Certificates, as principal, the senior principal distribution amount as described below under the heading "Distributions of principal,"

                                              3.  Third,  to each class of  Class C-B  Certificates,  interest  and then  principal  in increasing order of numerical class designation;  and

                                              4.  Fourth,  to the Class AR or Class AR-L  Certificates,  as appropriate,  the remainder
                                                  (which is expected to be zero).

       Distribution of principal          On each distribution date, an amount up to the Group 1 senior principal  distribution  amount for that  distribution  date  will be  distributed  as  principal  pro  rata to the  Class AR
                                          Certificates and Class AR-L  Certificates,  until their  respective class principal  balances are reduced to zero,  and then to the Class  1-A-1  Certificates,  until its class  principal balance is reduced to zero.

                                                                        10

       IV.    CREDIT ENHANCEMENT (Group 2)

       Overcollateralization....          The group 2 mortgage  loans bear  interest  each month in an amount that in the  aggregate is expected to exceed the amount needed to pay monthly  interest on the Group 2 Certificates and certain  related  trust  expenses.  This excess  interest will be applied to pay principal on the Group 2  Certificates  (other  than the Class 2-X  Certificates)  in order to create  and maintain the  required  level of  overcollateralization.  The  overcollateralization  will be
                                          available  to  absorb  losses  on  the  group  2  mortgage  loans.   The  required  level  of
                                          overcollateralization  may  increase  or  decrease  over  time.  We  cannot  assure  you that sufficient  interest  will be generated by the group 2 mortgage  loans to create and maintain the  required  level of  overcollateralization  or to absorb  losses on the group 2  mortgage loans.
       Overcollateralization
       Amount...................          For any  distribution  date will be equal to the amount,  if any, by which (x) the  aggregate loan group balance of the group 2 mortgage loans for such  distribution  date exceeds (y) the aggregate  class  principal  balance  of the  Group 2  Certificates  after  giving  effect to payments on such distribution date.

       Initial Overcollateralization      As of the closing  date,  the  overcollateralization  amount  will be equal to  approximately
                                          [0.85]%.

       Targeted
       Overcollateralization
       Amount...................
                                          For any distribution date prior to the stepdown date,  approximately [0.85]% of the aggregate loan group  balance of the group 2 mortgage  loans as of the  cut-off.  For any  distribution date on or after  the  stepdown  date and with  respect  to which a  trigger  event is not in effect,  the  greater of  (a) [1.70]%  of the  aggregate  loan  group  balance of the group 2 mortgage  loans for such  distribution  date,  or  (b) [0.50]%  of the  aggregate  loan group balance of the group 2 mortgage  loans as of the cut-off date. For any  distribution  date on or after  the  stepdown  date with  respect  to which a  trigger  event is in  effect  and is continuing, the targeted  overcollateralization  amount for the distribution date immediately preceding such distribution date.

       Stepdown Date............          The  date  occurring  on the  earlier  of (i)  the  first  distribution  date  following  the
                                          distribution  date  on  which  the  aggregate   principal  balance  of  the  Group  2  Senior
                                          Certificates is reduced to zero and (ii) the later to occur of (a) the  distribution  date in
                                          [June 2010], and (b) the first distribution date on which the senior  enhancement  percentage is equal to or greater than two times the initial targeted credit enhancement  percentage for the Group 2 Senior Certificates.

       Group 2 Credit Enhancement         Initial Group 2 Credit Enhancement Percentages:
       Percentage...............

                                                              Approximate Expected    Approximate Expected      Approximate Expected
                                                                 Initial Credit       Initial Target Credit     Final Target Credit
                                                Class           Enhancement* (%)        Enhancement* (%)         Enhancement** (%)
                                          ___________________________________________________________________________________________
                                           Group 2 Senior                 7.65                    7.65                   15.30
                                                2-M-1                     4.65                    4.65                    9.30
                                                2-M-2                     3.75                    3.75                    7.50
                                                2-M-3                     2.85                    2.85                    5.70
                                                2-M-4                     2.35                    2.35                    4.70
                                                2-M-5                     1.85                    1.85                    3.70
                                                2-M-6                     1.35                    1.35                    2.70
                                                2-M-7                     0.85                    0.85                    1.70

                                          *Prior to the stepdown date, based on collateral cut-off balance.
                                          **On or after stepdown date, based on current pool balance.
                                          Initial Hard Subordination to Class 2-A-1 Certificates: [35.36]%
                                          Initial Hard Subordination to Class 2-A-2-A and 2-A-2-B Certificates: [16.89]%

                                                                        11

       Trigger Event............          A trigger  event  will  occur for any  distribution  date if either  (i) the  average  of the delinquency  rates for each of the three (or one and two, in the case of the first and second distribution  dates)  immediately  preceding  months  as of  the  last  day  of  the  related collection  period  equals or exceeds  [40]% of the senior  enhancement  percentage  for such distribution  date or (ii) the  cumulative  realized  losses as a percentage  of the original aggregate  collateral  balance on the closing date for such distribution date is greater than the percentage set forth below:

                                             Range of Distribution Dates   Cumulative Loss Percentage
                                             [June 2009 - May 2010]        [0.25]%
                                             [June 2010 - May 2011]        [0.65]%
                                             [June 2011 - May 2012]        [1.10]%
                                             [June 2012 - May 2013]        [1.60]%
                                             [June 2013 and thereafter]    [1.90]%

       Delinquency Rate.........          With  respect  to any  distribution  date,  the  fraction,  expressed  as a  percentage,  the numerator of which is the aggregate  loan group  balance of the group 2 mortgage  loans 60 or more days  delinquent  (including all  foreclosures  and  REO Properties)  as of the close of business on the last day of such month,  and the  denominator  of which is the aggregate loan group  balance of the group 2 mortgage  loans as of the close of  business on the last day of such month.
       Subordination............          The Group 2 Senior Certificates will have a payment priority over the Group 2
                                          Subordinate   Certificates.   Each  class  of  Group  2  Subordinate   Certificates  will  be
                                          subordinate to each other class of subordinate certificates with a higher payment priority.

                                          Losses on the group 2 mortgage  loans will first  reduce the  available  excess  interest and then reduce the  overcollateralization  amount. If there is no  overcollateralization at that
                                          time,   losses  on  the  mortgage  loans  will  be  allocated  to  the  Group  2  Subordinate
                                          Certificates,  in the reverse order of their priority of payment,  until the principal amount of all classes of Group 2  Subordinate  Certificates  are  reduced to zero.  On and after the
                                          Credit  Support  Depletion  Date,  losses from the group 2 mortgage  loans will be  allocated
                                          first  to  the  Class  2-A-3   Certificates,   second,  to  the  Class  2-A-2-A  and  2-A-2-B
                                          Certificates,  pro rata, based on their respective  Certificate Principal Balance, and third, to the Class 2-A-1  Certificates,  in each case, until the Certificate  Principal  Balance is reduced to zero.

                                                                        12

        V.    DISTRIBUTIONS (Group 2)

       Interest Remittance
       Amount...................          For any  distribution  date and loan  group 2,  the sum of  (i) scheduled  interest  payments
                                          (other than  payaheads)  and advances on the mortgage loans in the related loan group for the related  collection  period,  the  interest  portion of  payaheads  previously  received  and intended for  application in the related  collection  period and the interest  portion of all payoffs (net of payoff interest for such distribution date) and curtailments  received on the mortgage loans during the related  prepayment  period,  less (x) the  applicable expense fees with respect to such mortgage  loans and  (y) unreimbursed  advances and other amounts due to the master  servicer,  the applicable  servicer and the trust  administrator  with respect to such  mortgage  loans,  to the extent  allocable  to  interest,  (ii) compensating  interest,
                                          (iii) the portion of any substitution  adjustment amount and purchase price paid with respect to such  mortgage  loans  during the related  collection  period,  in each case  allocable to interest and amounts paid in  connection  with an optional  termination,  up to the amount of the interest  portion of the par value for the related  loan group and  (iv) net  liquidation proceeds (net of unreimbursed advances,  servicing advances and other expenses, to the extent allocable to interest,  and unpaid expense fees) collected with respect to the mortgage loans in the related loan group during the related  collection  period,  to the extent allocable to interest.

       Distributions of Interest          For each  distribution  date, the  pass-through  rate for each class of Group 2 Certificates, other than the Class 2-X Certificates,  is a per annum rate equal to the least of (i) the sum of one-month LIBOR for the related  distribution  date plus the related  certificate  margin,
                                          (ii) the group 2 net funds cap, and (iii) [11.00]%.

                                          On each  distribution  date (or on the related  swap  payment date in the case of payments to the supplemental  interest trust), the interest  remittance amount for such date will be paid in the following order of priority:

                                              (1) to the  supplemental  interest trust, for payment to the Swap  Counterparty,  any Net
                                                  Swap  Payment  or  Swap  Termination  Payment  (not  due to a Swap  Provider  Trigger
                                                  Event,(as  defined in the Swap  Agreement)),  including any amount  remaining  unpaid from a prior distribution date;

                                              (2) to the Group 2 Senior  Certificates,  pro rata based on amounts due, current interest and any  carryforward  interest for such class and such  distribution  date, based on the applicable pass-through rate;

                                              (3) to the Class 2-M-1 Certificates,  current interest and any carryforward  interest for such class and such distribution date;

                                              (4) to the Class 2-M-2 Certificates,  current interest and any carryforward  interest for such class and such distribution date;

                                              (5) to the Class 2-M-3 Certificates,  current interest and any carryforward  interest for such class and such distribution date;

                                              (6) to the Class 2-M-4 Certificates,  current interest and any carryforward  interest for such class and such distribution date;

                                              (7) to the Class 2-M-5 Certificates,  current interest and any carryforward  interest for such class and such distribution date;

                                              (8) to the Class 2-M-6 Certificates,  current interest and any carryforward  interest for such class and such distribution date;

                                              (9) to the Class 2-M-7 Certificates,  current interest and any carryforward  interest for such class and such distribution date; and

                                              (10)       for  application  as part of monthly  excess  cashflow  for such  distribution date, as described below, any interest  remittance amount remaining after application pursuant to clauses (1) through (9) above for such distribution date.

                                                                        13

       Principal Remittance
       Amount...................          For any  distribution  date and loan  Group 2, the sum of  (i) scheduled  principal  payments
                                          (other than  payaheads) and advances on the mortgage loans in the related loan group,  net of unreimbursed  advances,  servicing  advances  and other  amounts  due to the  servicers,  the trustee,  the master servicer and the trust  administrator with respect to the mortgage loans in the related loan group (to the extent allocable to principal),  and the principal  portion of payaheads  previously  received and intended  for  application  in the related  collection
                                          period,   (ii) principal   prepayments   received  during  the  related   prepayment  period,
                                          (iii) amounts  received in respect of a repurchase  by the seller,  or a purchase by a holder of a  subordinate  certificate  or by the  special  servicer,  as provided in the pooling and servicing  agreement,  net of  advances  previously  made and other  amounts  as to which the trustee,  the trust  administrator,  a servicer  or the master  servicer  is  entitled  to be reimbursed,  (iv)  amounts paid in connection with an optional termination,  up to the amount of the par value for the related loan group, (v) the portion of any  substitution  adjustment amount paid with respect to any deleted mortgage loans during the related  collection  period allocable  to  principal,  (vi) net  liquidation  proceeds  (net  of  unreimbursed  advances, servicing advances and other expenses,  to the extent allocable to principal) and recoveries, if any,  collected  with respect to the  mortgage  loans in the related loan group during the related collection period, to the extent allocable to principal,  and (vii) amounts withdrawn from the  supplemental  interest trust to cover the Net  Cumulative  Realized Loss amounts as described under the Swap Agreement.

       Overcollateralization Release
       Amount...................          For any distribution date will be equal to the lesser of (x) the principal  remittance amount
                                          for   such   distribution   date   and   (y) the   amount,   if   any,   by   which   (1) the
                                          overcollateralization  amount for such date,  calculated for this purpose on the basis of the assumption  that 100% of the  aggregate of the principal  remittance  amount for such date is applied on such date in reduction of the  aggregate  of the class  principal  balances of the
                                          Group 2 Certificates, exceeds (2) the targeted overcollateralization amount for such date.

       Principal Payment Amount.          For any distribution  date and loan group 2 will be equal to the principal  remittance amount for such date minus the overcollateralization release amount, if any, for such date.

       Senior Principal Payment
       Amount...................          For any  distribution  date on or after the stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date,  will be the amount,  if any, by which
                                          (x) the class principal balance of the Group 2 Senior Certificates  immediately prior to such distribution  date  exceeds (y) the lesser of (A) the product of (i)  [84.70]%  and  (ii) the aggregate loan balance for loan group 2 for such  distribution  date and (B) the  amount,  if any,  by which  (i) the  aggregate  loan  balance  for loan group 2  mortgage  loans for such distribution  date exceeds  (ii) [0.50]% of the aggregate loan group balance for loan group 2 as of the cut-off date.

       Credit Support Depletion
       Date.....................          The first  distribution  date on which the aggregate class  principal  balance of the Group 2
                                          Subordinate Certificates has been or will be reduced to zero.

                                                                        14

       Class 2-M-1 Principal Payment
       Amount...................          For any  distribution  date on or after the stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date,  will be the amount,  if any, by which
                                          (x) the sum of (i) the class principal balances of the Group 2 Senior  Certificates,  in each case, after giving effect to payments on such  distribution date and (ii) the class principal balance of the Class 2-M-1  Certificates  immediately prior to such distribution date exceeds
                                          (y) the lesser of (A) the product of (i) [90.70]%  and (ii) the  aggregate loan group balance for loan group 2 for such  distribution  date and (B) the  amount,  if any, by which  (i) the
                                          aggregate  loan  group  balance  for  loan  group  2  for  such   distribution  date  exceeds
                                          (ii) [0.50]% of the aggregate loan group balance for loan group 2 as of the cut-off date.
       Class 2-M-2 Principal Payment
       Amount...................          For any  distribution  date on or after the stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date,  will be the amount,  if any, by which
                                          (x) the sum of (i) the class principal  balances of the Group 2 Senior  Certificates  and the
                                          Class 2-M-1 Certificates,  in each case, after giving effect to payments on such distribution date and (ii) the class principal balance of the Class 2-M-2  Certificates  immediately prior to such  distribution  date exceeds  (y) the lesser of (A) the  product of  (i) [92.50]%  and
                                          (ii) the  aggregate  loan  group  balance  for loan  group 2 for such  distribution  date and
                                          (B) the  amount,  if any, by which (i) the  aggregate loan group balance for loan group 2 for such  distribution  date exceeds  (ii) [0.50]%  of the aggregate  loan group balance for loan group 2  as of the cut-off date.
       Class 2-M-3 Principal Payment
       Amount...................          For any  distribution  date on or after the stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date,  will be the amount,  if any, by which
                                          (x) the  sum of (i) the  class  principal  balances of the Group 2 Senior  Certificates,  the
                                          Class 2-M-1 Certificates and the Class 2-M-2 Certificates,  in each case, after giving effect to  payments  on  such  distribution  date  and  (ii) the  class  principal  balance  of  the
                                          Class 2-M-3  Certificates  immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) [94.30]%  and (ii) the  aggregate loan group balance for loan group
                                          2 for such  distribution  date and (B) the  amount,  if any, by which (i) the  aggregate loan group  balance  for loan  group 2 for such  distribution  date  exceeds  (ii) [0.50]%  of the aggregate loan group balance for loan group 2 as of the cut-off date.
       Class 2-M-4 Principal Payment
       Amount...................          For any  distribution  date on or after the stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date,  will be the amount,  if any, by which
                                          (x) the  sum of (i) the  class  principal  balances of the Group 2 Senior  Certificates,  the
                                          Class 2-M-1 Certificates,  the Class 2-M-2 Certificates and the Class 2-M-3 Certificates,  in
                                          each case,  after giving  effect to payments on such  distribution  date and  (ii) the  class principal  balance of the Class 2-M-4  Certificates  immediately  prior to such  distribution date exceeds (y) the lesser of (A) the product of  (i) [95.30]%  and (ii) the  aggregate loan group  balance for loan group 2 for such  distribution  date and (B) the  amount,  if any, by which  (i) the  aggregate  loan group  balance  for loan group 2 for such  distribution  date exceeds  (ii) [0.50]%  of the aggregate loan group balance for loan group 2 as of the cut-off date.
       Class 2-M-5 Principal Payment
       Amount...................          For any  distribution  date on or after the stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date,  will be the amount,  if any, by which
                                          (x) the  sum of (i) the  class  principal  balances of the Group 2 Senior  Certificates,  the
                                          Class 2-M-1 Certificates,  the Class 2-M-2 Certificates, the Class 2-M-3 Certificates and the
                                          Class 2-M-4 Certificates,  in each case, after giving effect to payments on such distribution date and (ii) the class principal balance of the Class 2-M-5  Certificates  immediately prior to such  distribution  date exceeds  (y) the lesser of (A) the  product of  (i) [96.30]%  and
                                          (ii) the  aggregate  loan  group  balance  for loan  group 2 for such  distribution  date and

                                                                        15

                                          (B) the  amount,  if any, by which (i) the  aggregate loan group balance for loan group 2 for such  distribution  date exceeds  (ii) [0.50]%  of the aggregate  loan group balance for loan group 2 as of the cut-off date.

       Class 2-M-6 Principal Payment
       Amount...................          For any  distribution  date on or after the stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date,  will be the amount,  if any, by which
                                          (x) the  sum of (i) the  class  principal  balances of the Group 2 Senior  Certificates,  the
                                          Class 2-M-1  Certificates,  the Class 2-M-2 Certificates,  the Class 2-M-3 Certificates,  the
                                          Class 2-M-4  Certificates  and the 2-M-5  Certificates,  in each case, after giving effect to payments on such  distribution  date and (ii) the class principal  balance of the Class 2-M-6
                                          Certificates  immediately  prior to such  distribution date exceeds (y) the lesser of (A) the product of (i) [97.30]%  and (ii) the  aggregate loan group balance for loan group 2 for such distribution  date and (B) the amount,  if any, by which (i) the aggregate loan group balance for loan group 2 for such distribution date exceeds  (ii) [0.50]% of the aggregate loan group balance for loan group 2 as of the cut-off date.

       Class 2-M-7 Principal Payment
       Amount...................          For any  distribution  date on or after the stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date,  will be the amount,  if any, by which
                                          (x) the  sum of (i) the  class  principal  balances of the Group 2 Senior  Certificates,  the
                                          Class 2-M-1  Certificates,  the Class 2-M-2 Certificates,  the Class 2-M-3 Certificates,  the
                                          Class 2-M-4 Certificates,  the Class 2-M-5 Certificates and the Class 2-M-6 Certificates,  in
                                          each case,  after giving  effect to payments on such  distribution  date and  (ii) the  class principal  balance of the Class 2-M-7  Certificates  immediately  prior to such  distribution date exceeds (y) the lesser of (A) the product of  (i) [98.30]%  and (ii) the  aggregate loan group  balance for loan group 2 for such  distribution  date and (B) the  amount,  if any, by which  (i) the  aggregate  loan group  balance  for loan group 2 for such  distribution  date exceeds  (ii) [0.50]%  of the aggregate loan group balance for loan group 2 as of the cut-off date.

       Distributions of Principal         The principal payment amount will be paid on each distribution date as follows:

                                              I.  On each  distribution  date, or in the case of payments to the supplemental  interest trust,  on each Swap Payment Date, (a) prior to the stepdown date or (b) with respect to which a trigger event is in effect,  the principal  payment amount will be paid in the following order of priority:

                                                       (i)    to the supplemental  interest trust, any unpaid Swap Termination  Payment owed to the Swap Provider (not due to a Swap Provider  Trigger Event,  as
                                                              defined in the Swap Agreement) ;

                                                       (ii)   to the  Group 2 Senior  Certificates,  pro rata,  based on their  related class  principal  balances,  until the related  class  principal  balance thereof has been reduced to zero, provided,  however,  that the aggregate amounts  allocable to the Class  2-A-2-A and Class  2-A-2-B  Certificates
                                                              will be allocated,  first, to the Class 2-A-2-A  Certificates,  until its class  principal  balance  is  reduced  to zero and  then,  to the  Class
                                                              2-A-2-B  Certificates,  until its class  principal  balance is reduced to zero;

                                                       (iii)  to the Class 2-M-1  Certificates,  until its class  principal  balance is reduced to zero;

                                                       (iv)   to the Class 2-M-2  Certificates,  until its class  principal  balance is reduced to zero;

                                                       (v)    to the Class 2-M-3  Certificates,  until its class  principal  balance is reduced to zero;

                                                                        16

                                                       (vi)   to the Class 2-M-4  Certificates,  until its class  principal  balance is reduced to zero;

                                                       (vii)  to the Class 2-M-5  Certificates,  until its class  principal  balance is reduced to zero;

                                                       (viii) to the Class 2-M-6  Certificates,  until its class  principal  balance is reduced to zero;

                                                       (ix)   to the Class 2-M-7  Certificates,  until its class  principal  balance is reduced to zero; and

                                                       (x)    for application as part of monthly excess cashflow for such  distribution date, as described  below,  any such principal  payment amount  remaining after application pursuant to clauses (i) through (ix) above.

                                              II. On each  distribution  date, or in the case of payments to the supplemental  interest trust,  on each Swap Payment  Date,  (a) on or after the  stepdown  date and (b) with respect to which a trigger event is not in effect,  the principal payment amount will be paid in the following order of priority:

                                                       (i)    to the supplemental  interest trust, any unpaid Swap Termination  Payment owed to the Swap Provider (not due to a Swap Provider  Trigger Event,  as
                                                              defined in the Swap Agreement);

                                                       (ii)   the Senior  Principal  Payment  Amount,  pro rata,  to the Group 2 Senior
                                                              Certificates,  based on their related class principal balances, until the related  class  principal  balance  thereof  has  been  reduced  to zero;
                                                              provided,  however,  that the  aggregate  amounts  allocable to the Class
                                                              2-A-2-A and Class 2-A-2-B  Certificates will be allocated,  first, to the
                                                              Class 2-A-2-A Certificates,  until its class principal balance is reduced to zero and then,  to the  Class  2-A-2-B  Certificates,  until its class principal balance is reduced to zero;

                                                       (iii)  to  the  Class 2-M-1  Certificates,  the  Class 2-M-1  Principal  Payment
                                                              Amount for such  distribution  date, until its class principal balance is reduced to zero;

                                                       (iv)   to  the  Class 2-M-2  Certificates,  the  Class 2-M-2  Principal  Payment
                                                              Amount for such  distribution  date, until its class principal balance is reduced to zero;

                                                       (v)    to  the  Class 2-M-3  Certificates,  the  Class 2-M-3  Principal  Payment
                                                              Amount for such  distribution  date, until its class principal balance is reduced to zero;

                                                       (vi)   to  the  Class 2-M-4  Certificates,  the  Class 2-M-4  Principal  Payment
                                                              Amount for such  distribution  date, until its class principal balance is reduced to zero;

                                                       (vii)  to  the  Class 2-M-5  Certificates,  the  Class 2-M-5  Principal  Payment
                                                              Amount for such  distribution  date, until its class principal balance is reduced to zero;

                                                       (viii) to  the  Class 2-M-6  Certificates,  the  Class 2-M-6  Principal  Payment
                                                              Amount for such  distribution  date, until its class principal balance is reduced to zero;

                                                                        17

                                                       (ix)   to  the  Class 2-M-7  Certificates,  the  Class 2-M-7  Principal  Payment
                                                              Amount for such  distribution  date, until its class principal balance is reduced to zero; and

                                                       (x)    for application as part of monthly excess cashflow for such  distribution date, as described  below,  any such principal  payment amount  remaining after application pursuant to clauses (i) through (ix) above.

                                                                        18

       Group 2 Distribution of
       Monthly Excess Cashflow..          On each  distribution  date, the Group 2 monthly  excess  cashflow will be distributed in the following order of priority,  provided, however, the distributions,  if any, made pursuant to subclause (18) will be made on the Swap Payment Date to the extent such  distributions  would be made on such distribution date:

                                              (1) until the aggregate  class principal  balance of the Group 2 Certificates  equals the aggregate  loan group  balance of the Group 2  mortgage  loans for such  distribution date minus the Group 2 targeted overcollateralization amount for such date:

                                                  (A) on each  distribution  date (a)  prior to the Group 2  stepdown  date or (b) with respect  to which a Group 2  trigger  event is in  effect,  to the  extent of Group 2 monthly excess interest for such distribution  date, to the Group 2 Certificates,  in the following order of priority:

                                                     (i)  to the Group 2 Senior  Certificates,  pro rata,  weighted  based on the class principal  balance of such classes,  until their  respective  class principal balances are reduced to zero; provided,  however,  that the aggregate amounts allocable  to the  Class  2-A-2-A  and  Class  2-A-2-B  Certificates  will be allocated,  first,  to  the  Class  2-A-2-A  Certificates,  until  its  class principal  balance  is  reduced  to  zero  and  then,  to the  Class  2-A-2-B
                                                          Certificates, until its class principal balance is reduced to zero;

                                                     (ii) to the  Class 2-M-1  Certificates,  until  its  class  principal  balance  is reduced to zero;

                                                     (iii)      to the Class 2-M-2  Certificates,  until its class principal balance is reduced to zero;

                                                     (iv) to the  Class 2-M-3  Certificates,  until  its  class  principal  balance  is reduced to zero;

                                                     (v)  to the  Class 2-M-4  Certificates,  until  its  class  principal  balance  is reduced to zero;

                                                     (vi) to the  Class 2-M-5  Certificates,  until  its  class  principal  balance  is reduced to zero;

                                                     (vii)      to the Class 2-M-6  Certificates,  until its class principal balance is reduced to zero; and

                                                     (viii)     to the Class 2-M-7  Certificates,  until its class principal balance is reduced to zero;

                                                  (B) on each  distribution date on or after the Group 2 stepdown date and with respect to  which  a  Group  2  trigger  event  is not  in  effect,  to  fund  any  principal distributions  required  to be made on such  distribution  date as set  forth  above, after giving effect to the  distribution of the Group 2 principal  payment amount for such date, in accordance with the priorities set forth above;

                                              (2) to the Group 2 Senior  Certificates,  pro rata, any deferred amount for such classes, weighted based on the amounts due;  provided,  however,  that the aggregate  deferred amounts  allocable  to the Class  2-A-2-A  and  Class  2-A-2-B  Certificates  will be allocated,  first,  to the Class 2-A-2-A  Certificates  and then to the Class 2-A-2-B
                                                  Certificates;

                                              (3) to the Class 2-M-1 Certificates, any deferred amount for such class;

                                              (4) to the Class 2-M-2 Certificates, any deferred amount for such class;

                                                                        19

                                              (5) to the Class 2-M-3 Certificates, any deferred amount for such class;

                                              (6) to the Class 2-M-4 Certificates, any deferred amount for such class;

                                              (7) to the Class 2-M-5 Certificates, any deferred amount for such class;

                                              (8) to the Class 2-M-6 Certificates, any deferred amount for such class;

                                              (9) to the Class 2-M-7 Certificates, any deferred amount for such class;

                                             (10) to the Group 2 Senior  Certificates,  pro rata based on amounts due, any basis risk shortfall on such classes;

                                             (11) to the Class 2-M-1 Certificates, any basis risk shortfall for such class;

                                             (12) to the Class 2-M-2 Certificates, any basis risk shortfall for such class;

                                             (13) to the Class 2-M-3 Certificates, any basis risk shortfall for such class;

                                             (14) to the Class 2-M-4 Certificates, any basis risk shortfall for such class;

                                             (15) to the Class 2-M-5 Certificates, any basis risk shortfall for such class;

                                             (16) to the Class 2-M-6 Certificates, any basis risk shortfall for such class;

                                             (17) to the Class 2-M-7 Certificates, any basis risk shortfall for such class;

                                             (18) to the supplemental  interest trust,  any Swap  Termination  Payment (due to a
                                                  Swap  Provider  Trigger  Event,  as defined in the Swap  Agreement)  owed to the Swap
                                                  Provider;

                                             (19) to the Class 2-X  Certificates,  the amount distributable  thereon pursuant to the pooling and servicing agreement; and

                                             (20) to the Class AR and AR-L  Certificates,  any remaining amount (no payments are expected to be made to the Class AR Certificates under this clause).

                                          Distributions  pursuant to subclauses (2) through (9) on any  distribution  date will be made after giving  effect to  withdrawals  from the  supplemental  interest  trust to pay Deferred
                                          Amounts  on  such  date.  Distributions  pursuant  to  subclauses  (10)  through  (17) on any distribution  date will be made after  giving  effect to  withdrawals  from the  supplemental interest trust to pay basis risk shortfalls on such date.

       Group 2 Net Funds Cap....          The  pass-through  rates  on each  Class  of  Group 2  Certificates  (other  than  Class  2-X
                                          Certificates) are subject to the group 2 net funds cap.

                                          On any distribution date, the group 2 net funds cap will equal (x) (a) a fraction,  expressed as a  percentage,  the  numerator  of  which  is the  product  of (1)  the  optimal  interest remittance  amount for loan group 2 for such date and (2) 12, and the denominator of which is the aggregate  loan group balance of the mortgage  loans in loan group 2 for the  immediately preceding  distribution date, less (b) a fraction,  expressed as a percentage,  the numerator of which is the product of (i) the sum of the Net Swap Payment made to the Swap Provider,  if any, plus certain Swap  Termination  Payments,  if any, and (ii) 12, and the  denominator  of which is equal to the  aggregate  loan group  balance of the  mortgage  loans in loan group 2
                                          (the "Net Swap Payment  Rate"),  multiplied  by (y) a fraction,  the numerator of which is 30 and the  denominator  of which is the  actual  number  of days in the  immediately  preceding accrual period.

                                          On any  distribution  date,  if the current  interest  rate  (calculated  on the basis of the lesser of (x) one month  LIBOR plus the  applicable  certificate  margin and (y) the  maximum interest rate) on any Class of Group 2 Certificates  (other than the Class 2-X  Certificates)
                                          is  limited  by the group 2 net funds  cap,  such  difference  will  constitute  a basis risk shortfall.

                                                                        20

                                          A schedule of the group 2 net funds cap is included in this document.

       Swap Agreement................     On the Closing Date, the supplemental interest trust trustee will enter into a Swap
                                          Agreement.  Under the Swap Agreement, (i) the supplement interest trust trustee will be obligated to pay to the Swap Provider an amount equal to approximately [TBD%] per annum
                                          (30/360 accrual) on the Swap Notional Amount for the related period (as set forth in the
                                          Swap Agreement and a preliminary Swap Notional Amount is shown on p.[21] of this term sheet.) and (ii) the supplement interest trust trustee will be entitled to receive from the
                                          Swap Provider an amount equal to one-month LIBOR (actual/360 accrual) on the Swap Notional
                                          Amount for the related period, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                          Generally, the Net Swap Payment will be deposited into a Swap Account by the supplemental interest trust trustee pursuant to the pooling and servicing agreement and amounts on deposit in the Swap Account will be distributed as described below.

                                          Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap
                                          Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination
                                          Payment will be computed in accordance with the procedures set forth in the Swap Agreement.
                                          In the event that the supplemental interest trust is required to make a Swap Termination
                                          Payment, in certain instances, that payment will be paid on the related Swap Payment Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to
                                          Certificateholders.

       Swap Payments............          Funds payable under the Swap Agreement (i.e., Net Swap Payment from either the supplemental interest trust or the Swap Provider) will be deposited into a swap account (the "Swap
                                          Account").

                                          Funds in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the Certificates (as described herein under
                                          "Distributions to Interest ", "Distribution of Principal" and "Group 2 Distribution of
                                          Monthly Excess Cashflow") on each Swap Payment Date in the following order of priority:

                                              1.  to the Swap Provider, any Net Swap Payment owed for such Distribution Date;
                                                  and
                                              2.  to the Swap Provider, any Swap Termination Payment not due to a Swap Provider
                                                  Trigger Event (as defined in the Swap Agreement).

                                          Funds in the Swap Account that are payable to the supplemental interest trust will be distributed on each Distribution Date in the following order of priority:

                                              1.  to pay Group 2 Senior Certificates pro rata, weighted based on amounts due, current interest and any carryforward interest, to the extent unpaid from the Group 2 interest remittance amount;
                                              2.  to pay the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class
                                                  2-M-6 and Class 2-M-7 Certificates, in that order, current interest and any carryforward interest, to the extent unpaid from the Group 2 interest remittance amount;
                                              3.  to the Group 2 principal remittance amount, the Net Cumulative Realized Loss Amount on such distribution date;
                                              4.  to pay deferred amounts, in the order as described below, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under

                                                                        21

                                                  Group 2 monthly excess cashflow on such distribution date
                                                  first, to the Group 2 Senior Certificates, pro rata, any deferred amount for such classes, weighted based on the amounts due; provided, however, that the aggregate deferred amounts allocable to the Class 2-A-2-A and Class 2-A-2-B Certificates will be allocated first, to the Class 2-A-2-A Certificates and then, to the Class 2-A-2-B
                                                  Certificates; second, sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-M-3,
                                                  Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates;
                                              5.  to pay, first to the Group 2 Senior Certificates, on a pro rata basis, weighted based on amounts due, and second, sequentially to the 2-M-1, Class 2-M-2, Class
                                                  2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, any
                                                  unpaid basis risk shortfalls for such distribution date, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder in
                                                  Group 2 monthly excess cashflow on such distribution date; and
                                              6.     to the Class 2-X Certificates.

                                          On any Distribution Date, amounts distributed pursuant to paragraph 3 above will be limited to Realized Losses on the mortgage loans incurred during the related or prior Collection
                                          Periods with respect to which amounts were not previously distributed from the Swap Account described herein.

                                                                        22

VI.   PRELIMINARY SWAP NOTIONAL SCHEDULE*

                                ____________________________________________________________________________________________________________
                                    Period      Distribution Date       Notional ($)       Period     Distribution Date        Notional ($)
                                ____________________________________________________________________________________________________________
                                      1            25-Jun-2007              466,545,369      30          25-Nov-2009             138,231,367
                                      2            25-Jul-2007              455,133,495      31          25-Dec-2009             132,493,643
                                      3            25-Aug-2007              442,686,879      32          25-Jan-2010             126,996,099
                                      4            25-Sep-2007              429,460,243      33          25-Feb-2010             121,726,782
                                      5            25-Oct-2007              415,503,270      34          25-Mar-2010             116,533,876
                                      6            25-Nov-2007              400,870,853      35          25-Apr-2010             111,378,225
                                      7            25-Dec-2007              385,623,454      36          25-May-2010             106,428,064
                                      8            25-Jan-2008              369,869,380      37          25-Jun-2010             101,778,715
                                      9            25-Feb-2008              353,681,892      38          25-Jul-2010              97,313,850
                                      10           25-Mar-2008              337,121,754      39          25-Aug-2010              93,054,846
                                      11           25-Apr-2008              320,593,378      40          25-Sep-2010              88,978,351
                                      12           25-May-2008              305,166,710      41          25-Oct-2010              85,081,724
                                      13           25-Jun-2008              290,730,213      42          25-Nov-2010              81,351,214
                                      14           25-Jul-2008              277,180,753      43          25-Dec-2010              77,778,555
                                      15           25-Aug-2008              264,475,367      44          25-Jan-2011              74,356,742
                                      16           25-Sep-2008              252,551,805      45          25-Feb-2011              71,079,128
                                      17           25-Oct-2008              241,370,565      46          25-Mar-2011              67,939,632
                                      18           25-Nov-2008              230,940,834      47          25-Apr-2011              64,935,918
                                      19           25-Dec-2008              221,149,152      48          25-May-2011              62,058,202
                                      20           25-Jan-2009              211,781,326      49          25-Jun-2011              59,300,399
                                      21           25-Feb-2009              202,862,119      50          25-Jul-2011              56,657,275
                                      22           25-Mar-2009              194,337,200      51          25-Aug-2011              54,123,701
                                      23           25-Apr-2009              186,192,352      52          25-Sep-2011              51,694,938
                                      24           25-May-2009              178,407,603      53          25-Oct-2011              49,369,343
                                      25           25-Jun-2009              170,963,233      54          25-Nov-2011              47,140,212
                                      26           25-Jul-2009              163,813,661      55          25-Dec-2011              45,002,743
                                      27           25-Aug-2009              156,998,833      56          25-Jan-2012              42,952,827
                                      28           25-Sep-2009              150,472,056      57          25-Feb-2012              40,899,092
                                      29           25-Oct-2009              144,219,987      58         25-Mar-2012**             38,431,107

                                     * The Preliminary Swap Schedule is indicative and subject to change
                                     ** Following month 58 the swap schedule will have a notional balance of zero.

                                                                        23

       VII.     BOND PROFILES

             GROUP 1 BOND PROFILES TO CALL*:

_________________________________________________________________________________________________________________________________________________________________________________
                          15 CPB/           20 CPB/            22 CPB/         25 CPB/          27 CPB/          30 CPB/          35 CPB/          40 CPB/          45 CPB/
                          Call (Y)          Call (Y)           Call (Y)        Call (Y)         Call (Y)         Call (Y)         Call (Y)         Call (Y)         Call (Y)
_________________________________________________________________________________________________________________________________________________________________________________

                 1-A-1 Run to the earliest of the 5% Call and each underlying loans' reset
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       4.68             3.80              3.50             3.11             2.86             2.53             2.09             1.76             1.51
      Principal Window  Jun07 - Apr17     Jun07 - Feb17    Jun07 - Jan17    Jun07 - Jan17    Jun07 - Aug16    Jun07 - Sep15    Jun07 - May14    Jun07 - Apr13    Jun07 - Jun12
    Principal # Months       119               117              116              116              111              100               84               71               61
_________________________________________________________________________________________________________________________________________________________________________________

           C-B Classes Run to the earliest of the 5% Call and each underlying loans' reset
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       7.88             6.58              6.17             5.69             5.39             4.92             4.27             3.75             3.29
      Principal Window  Jun07 - Apr17     Jun07 - Feb17    Jun07 - Jan17    Jun07 - Jan17    Jun07 - Aug16    Jun07 - Sep15    Jun07 - May14    Jun07 - Apr13    Jun07 - Jun12
    Principal # Months       119               117              116              116              111              100               84               71               61
_________________________________________________________________________________________________________________________________________________________________________________

           Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]

           * WAL's calculated from the settlement date assuming a 30/360 basis.

                                                                        24

       BOND PROFILES (Cont.)

             GROUP 1 BOND PROFILES TO MATURITY*:

_________________________________________________________________________________________________________________________________________________________________________________
                          15 CPB/           20 CPB/            22 CPB/         25 CPB/          27 CPB/          30 CPB/          35 CPB/          40 CPB/          45 CPB/
                          Call (N)          Call (N)           Call (N)        Call (N)         Call (N)         Call (N)         Call (N)         Call (N)         Call (N)
_________________________________________________________________________________________________________________________________________________________________________________

                 1-A-1 Run to each underlying loans' reset
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       4.68              3.80             3.51             3.12             2.89              2.58             2.16             1.83             1.57
      Principal Window   Jun07 - May17    Jun07 - May17    Jun07 - May17    Jun07 - May17     Jun07 - May17    Jun07 - May17    Jun07 - May17    Jun07 - May17     Jun07 - May17
    Principal # Months        120              120              120              120               120              120              120              120               120
_________________________________________________________________________________________________________________________________________________________________________________

           C-B Classes Run to each underlying loans' reset
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       7.88              6.59             6.19             5.71             5.44              5.05             4.49             4.01             3.56
      Principal Window   Jun07 - May17    Jun07 - May17    Jun07 - May17    Jun07 - May17     Jun07 - May17    Jun07 - May17    Jun07 - May17    Jun07 - May17     Jun07 - May17
    Principal # Months        120              120              120              120               120              120              120              120               120
_________________________________________________________________________________________________________________________________________________________________________________

           Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]

             * WAL's calculated from the settlement date assuming a 30/360 basis.

                                                                        25

       BOND PROFILES (Cont.)

         GROUP 2 CERTIFICATE PROFILES TO CALL*:

_________________________________________________________________________________________________________________________________________________________________________________
                              15 CPR/         20 CPR/            25 CPR/         28 CPR/          30 CPR/          32 CPR/          35 CPR/          40 CPR/          45 CPR/
                              Call (Y)        Call (Y)           Call (Y)        Call (Y)         Call (Y)         Call (Y)         Call (Y)         Call (Y)         Call (Y)
_________________________________________________________________________________________________________________________________________________________________________________

             2-A-1, 2-A-3 Run to 10% Call
_________________________________________________________________________________________________________________________________________________________________________________
                      WAL       5.11             3.79             2.96             2.59             2.38             2.20              1.95             1.63             1.37
         Principal Window  Jun07 - Nov20    Jun07 - Jul17    Jun07 - May15    Jun07 - May14    Jun07 - Oct13     Jun07 - May13    Jun07 - Sep12    Jun07 - Nov11    Jun07 - Apr11
       Principal # Months       162              122               96               84               77               72                64               54               47
_________________________________________________________________________________________________________________________________________________________________________________

                   2-A-2A Run to 10% Call
_________________________________________________________________________________________________________________________________________________________________________________
                      WAL       3.21             2.36             1.83             1.60             1.47             1.35              1.20             1.02             0.87
         Principal Window  Jun07 - Jan16    Jun07 - Oct13    Jun07 - May12    Jun07 - Oct11    Jun07 - May11     Jun07 - Feb11    Jun07 - May10    Jun07 - Nov09    Jun07 - Jul09
       Principal # Months       104               77               60               53               48               45                36               30               26
_________________________________________________________________________________________________________________________________________________________________________________

                   2-A-2B Run to 10% Call
_________________________________________________________________________________________________________________________________________________________________________________
                      WAL      11.92             8.91             6.98             6.11             5.62             5.23              4.66             3.81             3.15
         Principal Window  Jan16 - Nov20    Oct13 - Jul17    May12 - May15    Oct11 - May14    May11 - Oct13     Feb11 - May13    May10 - Sep12    Nov09 - Nov11    Jul09 - Apr11
       Principal # Months        59               46               37               32               30               28                29               25               22
_________________________________________________________________________________________________________________________________________________________________________________

                    2-M-1 Run to 10% Call
_________________________________________________________________________________________________________________________________________________________________________________
                      WAL       8.92             6.62             5.25             4.70             4.42             4.22              3.96             3.72             3.66
         Principal Window  Aug11 - Nov20    Jun10 - Jul17    Jun10 - May15    Jul10 - May14    Jul10 - Oct13     Jul10 - May13    Aug10 - Sep12    Sep10 - Nov11    Oct10 - Apr11
       Principal # Months       112               86               60               47               40               35                26               15               7
_________________________________________________________________________________________________________________________________________________________________________________

                    2-M-2 Run to 10% Call
_________________________________________________________________________________________________________________________________________________________________________________
                      WAL       8.92             6.62             5.24             4.70             4.40             4.18              3.91             3.62             3.49
         Principal Window  Aug11 - Nov20    Jun10 - Jul17    Jun10 - May15    Jul10 - May14    Jul10 - Oct13     Jul10 - May13    Jul10 - Sep12    Aug10 - Nov11    Sep10 - Apr11
       Principal # Months       112               86               60               47               40               35                27               16               8
_________________________________________________________________________________________________________________________________________________________________________________

                    2-M-3 Run to 10% Call
_________________________________________________________________________________________________________________________________________________________________________________
                      WAL       8.92             6.62             5.24             4.68             4.40             4.18              3.88             3.59             3.43
         Principal Window  Aug11 - Nov20    Jun10 - Jul17    Jun10 - May15    Jun10 - May14    Jun10 - Oct13     Jul10 - May13    Jul10 - Sep12    Jul10 - Nov11    Aug10 - Apr11
       Principal # Months       112               86               60               48               41               35                27               17               9
_________________________________________________________________________________________________________________________________________________________________________________

                    2-M-4 Run to 10% Call
_________________________________________________________________________________________________________________________________________________________________________________
                      WAL       8.91             6.62             5.23             4.67             4.37             4.16              3.88             3.54             3.39
         Principal Window  Aug11 - Nov20    Jun10 - Jul17    Jun10 - May15    Jun10 - May14    Jun10 - Oct13     Jun10 - May13    Jul10 - Sep12    Jul10 - Nov11    Aug10 - Apr11
       Principal # Months       112               86               60               48               41               36                27               17               9
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                    2-M-5 Run to 10% Call
_________________________________________________________________________________________________________________________________________________________________________________
                      WAL       8.71             6.46             5.09             4.55             4.27             4.04              3.78             3.47             3.28
         Principal Window  Aug11 - Jul20    Jun10 - Apr17    Jun10 - Feb15    Jun10 - Mar14    Jun10 - Aug13     Jun10 - Mar13    Jun10 - Aug12    Jul10 - Oct11    Jul10 - Feb11
       Principal # Months       108               83               57               46               39               34                27               16               8
_________________________________________________________________________________________________________________________________________________________________________________

                    2-M-6 Run to 10% Call
_________________________________________________________________________________________________________________________________________________________________________________
                      WAL       8.30             6.13             4.83             4.33             4.06             3.84              3.58             3.31             3.17
         Principal Window  Aug11 - Apr19    Jun10 - Apr16    Jun10 - Apr14    Jun10 - Jun13    Jun10 - Dec12     Jun10 - Jul12    Jun10 - Jan12    Jun10 - Apr11    Jul10 - Oct10
       Principal # Months        93               71               47               37               31               26                20               11               4
_________________________________________________________________________________________________________________________________________________________________________________

                    2-M-7 Run to 10% Call
_________________________________________________________________________________________________________________________________________________________________________________
                      WAL       7.46             5.48             4.33             3.88             3.65             3.46              3.25             3.09             3.08
         Principal Window  Aug11 - Jul17    Jun10 - Nov14    Jun10 - Mar13    Jun10 - Jul12    Jun10 - Feb12     Jun10 - Oct11    Jun10 - Apr11    Jun10 - Sep10    Jun10 - Jul10
       Principal # Months        72               54               34               26               21               17                11               4                2
_________________________________________________________________________________________________________________________________________________________________________________

           Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]

             * WAL's calculated from the settlement date assuming a 30/360 basis.

                                                                        26

       BOND PROFILES (Cont.)

       GROUP 2 CERTIFICATE PROFILES TO MATURITY*:

_________________________________________________________________________________________________________________________________________________________________________________

                              15 CPR/         20 CPR/            25 CPR/         28 CPR/          30 CPR/          32 CPR/          35 CPR/          40 CPR/          45 CPR/
                              Call (N)        Call (N)           Call (N)        Call (N)         Call (N)         Call (N)         Call (N)         Call (N)         Call (N)
_________________________________________________________________________________________________________________________________________________________________________________

          2-A-1, 2-A-3 Run to Maturity
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       5.50              4.12             3.22             2.83             2.60              2.40             2.14             1.79             1.50
      Principal Window   Jun07 - Apr33    Jun07 - Nov28    Jun07 - Nov24    Jun07 - Dec22     Jun07 - Nov21    Jun07 - Nov20    Jun07 - Jul19    Jun07 - Sep17     Jun07 - Mar16
    Principal # Months        311              258              210              187               174              162              146              124               106
_________________________________________________________________________________________________________________________________________________________________________________

                2-A-2A Run to Maturity
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       3.21              2.36             1.83             1.60             1.47              1.35             1.20             1.02             0.87
      Principal Window   Jun07 - Jan16    Jun07 - Oct13    Jun07 - May12    Jun07 - Oct11     Jun07 - May11    Jun07 - Feb11    Jun07 - May10    Jun07 - Nov09     Jun07 - Jul09
    Principal # Months        104               77               60               53               48                45               36               30               26
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                2-A-2B Run to Maturity
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       13.70            10.40             8.19             7.21             6.66              6.17             5.52             4.55             3.75
      Principal Window   Jan16 - Apr33    Oct13 - Nov28    May12 - Nov24    Oct11 - Dec22     May11 - Nov21    Feb11 - Nov20    May10 - Jul19    Nov09 - Sep17     Jul09 - Mar16
    Principal # Months        208              182              151              135               127              118              111               95               81
_________________________________________________________________________________________________________________________________________________________________________________

                 2-M-1 Run to Maturity
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       9.51              7.10             5.63             5.05             4.75              4.51             4.23             3.95             3.84
      Principal Window   Aug11 - May26    Jun10 - Jan22    Jun10 - Jan19    Jul10 - Sep17     Jul10 - Dec16    Jul10 - Mar16    Aug10 - Apr15    Sep10 - Jan14     Oct10 - Feb13
    Principal # Months        178              140              104               87               78                69               57               41               29
_________________________________________________________________________________________________________________________________________________________________________________

                 2-M-2 Run to Maturity
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       9.33              6.95             5.50             4.94             4.63              4.38             4.10             3.78             3.62
      Principal Window   Aug11 - Jan24    Jun10 - Jan20    Jun10 - Jun17    Jul10 - Mar16     Jul10 - Jul15    Jul10 - Dec14    Jul10 - Feb14    Aug10 - Feb13     Sep10 - Apr12
    Principal # Months        150              116               85               69               61                54               44               31               20
_________________________________________________________________________________________________________________________________________________________________________________

                 2-M-3 Run to Maturity
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       9.16              6.82             5.39             4.82             4.54              4.29             3.99             3.69             3.50
      Principal Window   Aug11 - Dec22    Jun10 - Mar19    Jun10 - Sep16    Jun10 - Jul15     Jun10 - Dec14    Jul10 - May14    Jul10 - Aug13    Jul10 - Sep12     Aug10 - Dec11
    Principal # Months        137              106               76               62               55                47               38               27               17
_________________________________________________________________________________________________________________________________________________________________________________

                 2-M-4 Run to Maturity
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       8.95              6.65             5.25             4.69             4.40              4.18             3.90             3.56             3.40
      Principal Window   Aug11 - Jul21    Jun10 - Feb18    Jun10 - Oct15    Jun10 - Oct14     Jun10 - Mar14    Jun10 - Sep13    Jul10 - Jan13    Jul10 - Feb12     Aug10 - Jun11
    Principal # Months        120               93               65               53               46                40               31               20               11
_________________________________________________________________________________________________________________________________________________________________________________

                 2-M-5 Run to Maturity
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       8.71              6.46             5.09             4.55             4.27              4.04             3.78             3.47             3.28
      Principal Window   Aug11 - Jul20    Jun10 - Apr17    Jun10 - Feb15    Jun10 - Mar14     Jun10 - Aug13    Jun10 - Mar13    Jun10 - Aug12    Jul10 - Oct11     Jul10 - Feb11
    Principal # Months        108               83               57               46               39                34               27               16                8
_________________________________________________________________________________________________________________________________________________________________________________

                 2-M-6 Run to Maturity
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       8.30              6.13             4.83             4.33             4.06              3.84             3.58             3.31             3.17
      Principal Window   Aug11 - Apr19    Jun10 - Apr16    Jun10 - Apr14    Jun10 - Jun13     Jun10 - Dec12    Jun10 - Jul12    Jun10 - Jan12    Jun10 - Apr11     Jul10 - Oct10
    Principal # Months        93                71               47               37               31                26               20               11                4
_________________________________________________________________________________________________________________________________________________________________________________

                 2-M-7 Run to Maturity
_________________________________________________________________________________________________________________________________________________________________________________
                   WAL       7.46              5.48             4.33             3.88             3.65              3.46             3.25             3.09             3.08
      Principal Window   Aug11 - Jul17    Jun10 - Nov14    Jun10 - Mar13    Jun10 - Jul12     Jun10 - Feb12    Jun10 - Oct11    Jun10 - Apr11    Jun10 - Sep10     Jun10 - Jul10
    Principal # Months        72                54               34               26               21                17               11               4                 2
_________________________________________________________________________________________________________________________________________________________________________________

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]

             * WAL's calculated from the settlement date assuming a 30/360 basis.

                                                                        27

       VIII.    Net Funds Cap

       Group 2 Collateral - Flat LIBOR*

       Note: All Group 2 Certificates (other than Class 2-X Certificates) are subject to an [11.00]% hard cap.

______________________________________________    ______________________________________________
 Period  Distribution   Day    AFC     AFC**      Period  Distribution  Day     AFC     AFC**
             Date      Count  30/360  Act/360                 Date     Count  30/360   Act/360
______________________________________________    ______________________________________________

______________________________________________    ______________________________________________
       1    25-Jun-07      26  6.829     7.880         37    25-Jun-10     31   7.148     6.917
       2    25-Jul-07      30  6.834     6.834         38    25-Jul-10     30   7.149     7.149
       3    25-Aug-07      31  6.839     6.618         39    25-Aug-10     31   7.149     6.919
       4    25-Sep-07      31  6.840     6.620         40    25-Sep-10     31   7.153     6.923
       5    25-Oct-07      30  6.865     6.865         41    25-Oct-10     30   7.153     7.153
       6    25-Nov-07      31  6.869     6.648         42    25-Nov-10     31   7.153     6.922
       7    25-Dec-07      30  6.905     6.905         43    25-Dec-10     30   7.153     7.153
       8    25-Jan-08      31  6.913     6.690         44    25-Jan-11     31   7.153     6.922
       9    25-Feb-08      31  6.915     6.692         45    25-Feb-11     31   7.153     6.922
      10    25-Mar-08      29  6.915     7.153         46    25-Mar-11     28   7.154     7.665
      11    25-Apr-08      31  6.919     6.696         47    25-Apr-11     31   7.155     6.924
      12    25-May-08      30  6.919     6.919         48    25-May-11     30   7.155     7.155
______________________________________________    ______________________________________________
      13    25-Jun-08      31  6.919     6.696         49    25-Jun-11     31   7.155     6.924
      14    25-Jul-08      30  6.923     6.923         50    25-Jul-11     30   7.155     7.155
      15    25-Aug-08      31  6.923     6.700         51    25-Aug-11     31   7.155     6.925
      16    25-Sep-08      31  6.923     6.700         52    25-Sep-11     31   7.155     6.924
      17    25-Oct-08      30  6.938     6.938         53    25-Oct-11     30   7.156     7.156
      18    25-Nov-08      31  6.938     6.714         54    25-Nov-11     31   7.166     6.935
      19    25-Dec-08      30  6.942     6.942         55    25-Dec-11     30   7.178     7.178
      20    25-Jan-09      31  6.955     6.731         56    25-Jan-12     31   7.209     6.976
      21    25-Feb-09      31  6.973     6.748         57    25-Feb-12     31   7.580     7.335
      22    25-Mar-09      28  6.994     7.493         58    25-Mar-12     29   8.366     8.655
      23    25-Apr-09      31  6.994     6.769         59    25-Apr-12     31   8.416     8.145
      24    25-May-09      30  6.994     6.994         60    25-May-12     30   8.438     8.438
______________________________________________    ______________________________________________
      25    25-Jun-09      31  6.994     6.769         61    25-Jun-12     31   8.438     8.166
      26    25-Jul-09      30  6.996     6.996         62    25-Jul-12     30   8.438     8.438
      27    25-Aug-09      31  7.002     6.776         63    25-Aug-12     31   8.439     8.167
      28    25-Sep-09      31  7.007     6.781         64    25-Sep-12     31   8.439     8.167
      29    25-Oct-09      30  7.009     7.009         65    25-Oct-12     30   8.439     8.439
      30    25-Nov-09      31  7.012     6.786         66    25-Nov-12     31   8.439     8.167
      31    25-Dec-09      30  7.013     7.013         67    25-Dec-12     30   8.439     8.439
      32    25-Jan-10      31  7.019     6.793         68    25-Jan-13     31   8.440     8.167
      33    25-Feb-10      31  7.076     6.848         69    25-Feb-13     31   8.440     8.168
      34    25-Mar-10      28  7.124     7.633         70    25-Mar-13     28   8.440     9.043
      35    25-Apr-10      31  7.145     6.915         71    25-Apr-13     31   8.440     8.168
      36    25-May-10      30  7.148     7.148         72    25-May-13     30   8.440     8.440
______________________________________________    ______________________________________________

           *Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]
           Assumes all collateral pays at 30% CPR.

         ** Adjusted to an Actual/360 basis assuming payments are made on the dates indicated.

                                                  28

       Net Funds Cap (Cont.)

       Group 2 Collateral - Stressed LIBOR*

       Note: All Group 2 Certificates  (other than Class 2-X Certificates) are subject to an [11.00]% hard cap.

______________________________________________    ______________________________________________
 Period  Distribution   Day    AFC     AFC**      Period  Distribution  Day     AFC      AFC**
             Date      Count  30/360  Act/360                 Date     Count   30/360   Act/360
______________________________________________    ______________________________________________

______________________________________________    ______________________________________________
       1    25-Jun-07      26  6.829     7.880         37    25-Jun-10     31    7.520     7.278
       2    25-Jul-07      30  6.834     6.834         38    25-Jul-10     30    7.528     7.528
       3    25-Aug-07      31  6.839     6.618         39    25-Aug-10     31    7.534     7.291
       4    25-Sep-07      31  6.841     6.621         40    25-Sep-10     31    7.546     7.302
       5    25-Oct-07      30  6.866     6.866         41    25-Oct-10     30    7.550     7.550
       6    25-Nov-07      31  6.871     6.649         42    25-Nov-10     31    7.552     7.308
       7    25-Dec-07      30  6.907     6.907         43    25-Dec-10     30    7.552     7.552
       8    25-Jan-08      31  6.914     6.691         44    25-Jan-11     31    7.563     7.319
       9    25-Feb-08      31  6.916     6.693         45    25-Feb-11     31    7.576     7.331
      10    25-Mar-08      29  6.918     7.156         46    25-Mar-11     28    7.644     8.190
      11    25-Apr-08      31  6.922     6.699         47    25-Apr-11     31    7.660     7.413
      12    25-May-08      30  6.923     6.923         48    25-May-11     30    7.664     7.664
______________________________________________    ______________________________________________
      13    25-Jun-08      31  6.923     6.699         49    25-Jun-11     31    7.663     7.416
      14    25-Jul-08      30  6.930     6.930         50    25-Jul-11     30    7.664     7.664
      15    25-Aug-08      31  6.935     6.711         51    25-Aug-11     31    7.666     7.419
      16    25-Sep-08      31  6.937     6.713         52    25-Sep-11     31    7.669     7.422
      17    25-Oct-08      30  6.964     6.964         53    25-Oct-11     30    7.675     7.675
      18    25-Nov-08      31  6.969     6.744         54    25-Nov-11     31    7.725     7.476
      19    25-Dec-08      30  7.008     7.008         55    25-Dec-11     30    7.833     7.833
      20    25-Jan-09      31  7.033     6.806         56    25-Jan-12     31    7.957     7.700
      21    25-Feb-09      31  7.052     6.825         57    25-Feb-12     31    9.353     9.052
      22    25-Mar-09      28  7.076     7.582         58    25-Mar-12     29   12.219    12.641
      23    25-Apr-09      31  7.081     6.853         59    25-Apr-12     31   12.479    12.076
      24    25-May-09      30  7.082     7.082         60    25-May-12     30   12.558    12.558
______________________________________________    ______________________________________________
      25    25-Jun-09      31  7.083     6.855         61    25-Jun-12     31   12.560    12.155
      26    25-Jul-09      30  7.096     7.096         62    25-Jul-12     30   12.561    12.561
      27    25-Aug-09      31  7.110     6.881         63    25-Aug-12     31   12.568    12.162
      28    25-Sep-09      31  7.118     6.888         64    25-Sep-12     31   12.574    12.169
      29    25-Oct-09      30  7.146     7.146         65    25-Oct-12     30   12.575    12.575
      30    25-Nov-09      31  7.164     6.933         66    25-Nov-12     31   12.578    12.173
      31    25-Dec-09      30  7.204     7.204         67    25-Dec-12     30   12.580    12.580
      32    25-Jan-10      31  7.229     6.996         68    25-Jan-13     31   12.582    12.176
      33    25-Feb-10      31  7.381     7.143         69    25-Feb-13     31   12.590    12.183
      34    25-Mar-10      28  7.465     7.998         70    25-Mar-13     28   12.596    13.496
      35    25-Apr-10      31  7.514     7.272         71    25-Apr-13     31   12.597    12.191
      36    25-May-10      30  7.519     7.519         72    25-May-13     30   12.598    12.598
______________________________________________    ______________________________________________

         * Assumes each index instantaneously rises to 20.00% and collateral pays at 30% CPR.
         ** Adjusted to an Actual/360 basis assuming payments are made on the dates indicated.

                                                  29

       Net Funds Cap (Cont.)

       Group 2 Collateral -Forward Curves plus 500 basis point rate shock (including SWAP Contributions)*

       Note: All Group 2 Certificates (other than Class 2-X Certificates) are subject to an [11.00]% hard cap.

______________________________________________    ______________________________________________
 Period  Distribution   Day      AFC    AFC**      Period Distribution   Day     AFC    AFC**
             Date      Count   30/360  Act/360                Date      Count  30/360  Act/360
______________________________________________    ______________________________________________
       1    25-Jun-07       26  11.518   13.290        37     25-Jun-10     31  10.812   10.463
       2    25-Jul-07       30  12.078   12.078        38     25-Jul-10     30  10.583   10.583
       3    25-Aug-07       31  12.454   12.052        39     25-Aug-10     31  10.767   10.420
       4    25-Sep-07       31  12.471   12.069        40     25-Sep-10     31  10.751   10.404
       5    25-Oct-07       30  12.072   12.072        41     25-Oct-10     30  10.526   10.526
       6    25-Nov-07       31  12.361   11.962        42     25-Nov-10     31  10.697   10.352
       7    25-Dec-07       30  11.997   11.997        43     25-Dec-10     30  10.471   10.471
       8    25-Jan-08       31  12.220   11.826        44     25-Jan-11     31  10.645   10.301
       9    25-Feb-08       31  12.106   11.716        45     25-Feb-11     31  10.623   10.280
      10    25-Mar-08       29  11.345   11.736        46     25-Mar-11     28  10.093   10.814
      11    25-Apr-08       31  11.819   11.438        47     25-Apr-11     31  10.634   10.291
      12    25-May-08       30  11.380   11.380        48     25-May-11     30  10.416   10.416
______________________________________________    ______________________________________________
      13    25-Jun-08       31  11.556   11.184        49     25-Jun-11     31  10.556   10.215
      14    25-Jul-08       30  11.197   11.197        50     25-Jul-11     30  10.336   10.336
      15    25-Aug-08       31  11.432   11.063        51     25-Aug-11     31  10.471   10.134
      16    25-Sep-08       31  11.384   11.017        52     25-Sep-11     31  10.431   10.095
      17    25-Oct-08       30  11.090   11.090        53     25-Oct-11     30  10.225   10.225
      18    25-Nov-08       31  11.333   10.968        54     25-Nov-11     31  10.401   10.066
      19    25-Dec-08       30  11.066   11.066        55     25-Dec-11     30  10.303   10.303
      20    25-Jan-09       31  11.323   10.958        56     25-Jan-12     31  10.547   10.207
      21    25-Feb-09       31  11.301   10.937        57     25-Feb-12     31  11.890   11.507
      22    25-Mar-09       28  10.495   11.244        58     25-Mar-12     29  14.367   14.862
      23    25-Apr-09       31  11.231   10.869        59     25-Apr-12     31  12.460   12.058
      24    25-May-09       30  10.916   10.916        60     25-May-12     30  12.539   12.539
______________________________________________    ______________________________________________
      25    25-Jun-09       31  11.102   10.744        61     25-Jun-12     31  12.541   12.136
      26    25-Jul-09       30  10.790   10.790        62     25-Jul-12     30  12.543   12.543
      27    25-Aug-09       31  10.973   10.619        63     25-Aug-12     31  12.549   12.145
      28    25-Sep-09       31  10.906   10.554        64     25-Sep-12     31  12.556   12.151
      29    25-Oct-09       30  10.628   10.628        65     25-Oct-12     30  12.558   12.558
      30    25-Nov-09       31  10.813   10.465        66     25-Nov-12     31  12.561   12.156
      31    25-Dec-09       30  10.562   10.562        67     25-Dec-12     30  12.562   12.562
      32    25-Jan-10       31  10.757   10.410        68     25-Jan-13     31  12.564   12.159
      33    25-Feb-10       31  10.857   10.506        69     25-Feb-13     31  12.573   12.168
      34    25-Mar-10       28  10.233   10.963        70     25-Mar-13     28  12.580   13.479
      35    25-Apr-10       31  10.886   10.535        71     25-Apr-13     31  12.582   12.176
      36    25-May-10       30  10.634   10.634        72     25-May-13     30  12.582   12.582
______________________________________________    ______________________________________________

         * Assumes Forward Curve charts on page [34] and all collateral pays at 30% CPR.
         ** Adjusted to an Actual/360 basis assuming payments are made on the dates indicated.

                                                  30

       IX. GROUP 2 EXCESS INTEREST

           Assuming Flat Rates *

____________________________________  ___________________________________
 Period  Distribution  XS-Interest**  Period  Distribution  XS-Interest**
             Date          (%)                    Date          (%)
____________________________________  ___________________________________

____________________________________  ___________________________________
   1        25-Jun-07         2.044     37       25-Jun-10         1.455
   2        25-Jul-07         1.304     38       25-Jul-10         1.611
   3        25-Aug-07         1.122     39       25-Aug-10         1.438
   4        25-Sep-07         1.124     40       25-Sep-10         1.450
   5        25-Oct-07         1.336     41       25-Oct-10         1.638
   6        25-Nov-07         1.154     42       25-Nov-10         1.450
   7        25-Dec-07         1.377     43       25-Dec-10         1.643
   8        25-Jan-08         1.199     44       25-Jan-11         1.459
   9        25-Feb-08         1.201     45       25-Feb-11         1.464
   10       25-Mar-08         1.575     46       25-Mar-11         2.033
   11       25-Apr-08         1.206     47       25-Apr-11         1.476
   12       25-May-08         1.394     48       25-May-11         1.669
____________________________________  ___________________________________
   13       25-Jun-08         1.207     49       25-Jun-11         1.487
   14       25-Jul-08         1.398     50       25-Jul-11         1.680
   15       25-Aug-08         1.212     51       25-Aug-11         1.498
   16       25-Sep-08         1.212     52       25-Sep-11         1.504
   17       25-Oct-08         1.415     53       25-Oct-11         1.699
   18       25-Nov-08         1.228     54       25-Nov-11         1.528
   19       25-Dec-08         1.420     55       25-Dec-11         1.734
   20       25-Jan-09         1.247     56       25-Jan-12         1.585
   21       25-Feb-09         1.265     57       25-Feb-12         1.973
   22       25-Mar-09         1.850     58       25-Mar-12         3.164
   23       25-Apr-09         1.288     59       25-Apr-12         2.849
   24       25-May-09         1.476     60       25-May-12         3.068
____________________________________  ___________________________________
   25       25-Jun-09         1.289     61       25-Jun-12         2.890
   26       25-Jul-09         1.479     62       25-Jul-12         3.087
   27       25-Aug-09         1.298     63       25-Aug-12         2.910
   28       25-Sep-09         1.304     64       25-Sep-12         2.920
   29       25-Oct-09         1.495     65       25-Oct-12         3.118
   30       25-Nov-09         1.310     66       25-Nov-12         2.941
   31       25-Dec-09         1.500     67       25-Dec-12         3.140
   32       25-Jan-10         1.319     68       25-Jan-13         2.964
   33       25-Feb-10         1.378     69       25-Feb-13         2.976
   34       25-Mar-10         1.995     70       25-Mar-13         3.549
   35       25-Apr-10         1.450     71       25-Apr-13         3.001
   36       25-May-10         1.643     72       25-May-13         3.201
____________________________________  ___________________________________

           *Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]
           Assumes all collateral pays at 30% CPR.

                                                  31

       GROUP 2 EXCESS INTEREST (CONT.)

       Forward Curve*

____________________________________  ___________________________________
 Period  Distribution  XS-Interest**  Period  Distribution  XS-Interest**
             Date          (%)                    Date          (%)
____________________________________  ___________________________________

____________________________________  ___________________________________
   1        25-Jun-07         2.044     37       25-Jun-10         1.822
   2        25-Jul-07         1.304     38       25-Jul-10         1.936
   3        25-Aug-07         1.106     39       25-Aug-10         1.748
   4        25-Sep-07         1.091     40       25-Sep-10         1.731
   5        25-Oct-07         1.367     41       25-Oct-10         1.884
   6        25-Nov-07         1.210     42       25-Nov-10         1.678
   7        25-Dec-07         1.448     43       25-Dec-10         1.840
   8        25-Jan-08         1.328     44       25-Jan-11         1.642
   9        25-Feb-08         1.370     45       25-Feb-11         1.631
   10       25-Mar-08         1.772     46       25-Mar-11         2.172
   11       25-Apr-08         1.480     47       25-Apr-11         1.618
   12       25-May-08         1.708     48       25-May-11         1.796
____________________________________  ___________________________________
   13       25-Jun-08         1.573     49       25-Jun-11         1.611
   14       25-Jul-08         1.748     50       25-Jul-11         1.798
   15       25-Aug-08         1.551     51       25-Aug-11         1.620
   16       25-Sep-08         1.525     52       25-Sep-11         1.623
   17       25-Oct-08         1.688     53       25-Oct-11         1.812
   18       25-Nov-08         1.481     54       25-Nov-11         1.643
   19       25-Dec-08         1.635     55       25-Dec-11         1.844
   20       25-Jan-09         1.444     56       25-Jan-12         1.693
   21       25-Feb-09         1.444     57       25-Feb-12         2.064
   22       25-Mar-09         2.000     58       25-Mar-12         3.209
   23       25-Apr-09         1.453     59       25-Apr-12         2.897
   24       25-May-09         1.646     60       25-May-12         3.108
____________________________________  ___________________________________
   25       25-Jun-09         1.489     61       25-Jun-12         2.927
   26       25-Jul-09         1.708     62       25-Jul-12         3.117
   27       25-Aug-09         1.572     63       25-Aug-12         2.945
   28       25-Sep-09         1.613     64       25-Sep-12         2.967
   29       25-Oct-09         1.824     65       25-Oct-12         3.158
   30       25-Nov-09         1.679     66       25-Nov-12         2.978
   31       25-Dec-09         1.878     67       25-Dec-12         3.171
   32       25-Jan-10         1.727     68       25-Jan-13         2.992
   33       25-Feb-10         1.786     69       25-Feb-13         3.011
   34       25-Mar-10         2.357     70       25-Mar-13         3.600
   35       25-Apr-10         1.850     71       25-Apr-13         3.052
   36       25-May-10         2.017     72       25-May-13         3.246
____________________________________  ___________________________________

         * See Forward Index Curve charts on page [34].
         ** Assumes all collateral pays at 30% CPR.

                                                  32

       X.    BREAK EVEN CDR LOSS SCENARIOS

                   ____________________________________________________________________________________________________________________
                                                     75% Pricing Speed              100% Pricing Speed          125% Pricing Speed
                   ____________________________________________________________________________________________________________________
                                                         22.5% CPR                      30.0% CPR                    37.5% CPR
=======================================================================================================================================
      2-M-1              Break even CDR:                  8.44 CDR                       9.17 CDR                    10.16 CDR
                              WAL:                         12.90                           9.93                        7.85
                        Principal Window:              Aug17 - Apr37                  Mar15 - Apr37                Jul13 - Apr37
                        Principal Months:                   237                            266                          286
                       Principal Writedown           44,134.03 (0.31%)               7,682.81 (0.05%)            8,051.27 (0.06%)
                       Total Collat Loss:          42,212,306.74 (8.96%)          35,128,893.18 (7.45%)        30,872,428.80 (6.55%)
=======================================================================================================================================
      2-M-2              Break even CDR:                  7.48 CDR                       7.93 CDR                    8.61 CDR
                              WAL:                         16.53                          12.83                        10.19
                        Principal Window:              Apr21 - Apr37                  Feb18 - Apr37                Nov15 - Apr37
                        Principal Months:                   193                            231                          258
                       Principal Writedown            1,979.76 (0.05%)              11,337.82 (0.27%)            22,777.07 (0.54%)
                       Total Collat Loss:          38,381,554.09 (8.14%)          31,121,094.81 (6.60%)        26,757,189.35 (5.68%)
=======================================================================================================================================
      2-M-3              Break even CDR:                  6.53 CDR                       6.71 CDR                    7.08 CDR
                              WAL:                         16.96                          13.19                        10.47
                        Principal Window:              Aug21 - Apr37                  May18 - Apr37                Jan16 - Apr37
                        Principal Months:                   189                            228                          256
                       Principal Writedown           19,033.66 (0.45%)              28,742.83 (0.68%)            24,144.20 (0.57%)
                       Total Collat Loss:          34,389,122.62 (7.30%)          26,982,316.64 (5.73%)        22,508,149.48 (4.78%)
=======================================================================================================================================
      2-M-4              Break even CDR:                  6.02 CDR                       6.05 CDR                    6.26 CDR
                              WAL:                         18.80                          14.69                        11.69
                        Principal Window:              Jul23 - Apr37                  Nov19 - Apr37                Apr17 - Apr37
                        Principal Months:                   166                            210                          241
                       Principal Writedown           24,562.41 (1.04%)              14,137.51 (0.60%)            18,310.65 (0.78%)
                       Total Collat Loss:          32,157,510.28 (6.82%)          24,657,197.09 (5.23%)        20,149,761.04 (4.28%)
=======================================================================================================================================
      2-M-5              Break even CDR:                  5.54 CDR                       5.42 CDR                    5.47 CDR
                              WAL:                         19.08                          14.90                        11.87
                        Principal Window:              Oct23 - Apr37                  Jan20 - Apr37                Jun17 - Apr37
                        Principal Months:                   163                            208                          239
                       Principal Writedown           41,699.26 (1.77%)               7,667.58 (0.32%)            22,915.02 (0.97%)
                       Total Collat Loss:          29,997,730.35 (6.37%)          22,378,397.51 (4.75%)        17,821,430.87 (3.78%)
=======================================================================================================================================
      2-M-6              Break even CDR:                  5.10 CDR                       4.83 CDR                    4.72 CDR
                              WAL:                         19.32                          15.15                        12.05
                        Principal Window:              Jan24 - Apr37                  Apr20 - Apr37                Aug17 - Apr37
                        Principal Months:                   160                            205                          237
                       Principal Writedown           33,919.16 (1.44%)              37,063.83 (1.57%)            21,540.92 (0.91%)
                       Total Collat Loss:          27,965,238.28 (5.93%)          20,189,607.79 (4.28%)        15,557,994.63 (3.30%)
=======================================================================================================================================
      2-M-7              Break even CDR:                  4.76 CDR                       4.32 CDR                    4.07 CDR
                              WAL:                         19.87                          15.31                        12.22
                        Principal Window:              Jun24 - Apr37                  May20 - Apr37                Sep17 - Apr37
                        Principal Months:                   155                            204                          236
                       Principal Writedown           83,560.47 (3.55%)               3,523.20 (0.15%)            43,083.27 (1.83%)
                       Total Collat Loss:          26,358,907.27 (5.59%)          18,253,412.51 (3.87%)        13,553,109.64 (2.88%)
=======================================================================================================================================
                          Loss Severity                     35%                            35%                          35%
                        Servicer Advances                   100%                           100%                        100%
                         Liquidation Lag                     12                             12                          12
                            Triggers                     In Effect                      In Effect                    In Effect
                       Optional Redemption                 Never                          Never                        Never
                            LIBOR_1MO                    See Below                      See Below                    See Below
                            LIBOR_6MO                    See Below                      See Below                    See Below
                            LIBOR_1YR                    See Below                      See Below                    See Below
                             CMT_1YR                     See Below                      See Below                    See Below
=======================================================================================================================================

                                                  33

       XI. FORWARD CURVES

       XII.     CONTACTS

      ____________________________________________________________________________________________________________
                                                   ARMs TRADING DESK
      ____________________________________________________________________________________________________________
                Contact                   Phone               Fax                         E-mail
      John Vibert                     212-438-3831            TBD              john.vibert@credit-suisse.com
      Managing Director - ARM
      Trading
      Patrick Gallagher               212-438-3831        212-743-2749      patrick.gallagher@credit-suisse.com
      Vice President - ARM
      Trading & Structuring
      Michael De Palma                212-438-4423        212-743-4876       michael.depalma@credit-suisse.com
      Assistant Vice President -
      ARM Trading & Structuring
      ____________________________________________________________________________________________________________

      ____________________________________________________________________________________________________________
                                                  STRUCTURED FINANCE
      ____________________________________________________________________________________________________________
                Contact                   Phone               Fax                         E-mail
      Peter J. Sack                   212-324-7892        212-743-4261         peter.sack@credit-suisse.com
      Director
      Helen Cheung                    212-324-4132        212-743-1040        helen.cheung@credit-suisse.com
      Vice President
      ____________________________________________________________________________________________________________

      ____________________________________________________________________________________________________________
                                                      COLLATERAL
      ____________________________________________________________________________________________________________
                Contact                   Phone               Fax                         E-mail
      Thomas Steczkowski              212-324-4142        212-743-4049     thomas.steczkowski@credit-suisse.com
      Collateral Analyst
      ____________________________________________________________________________________________________________

                                                  34

       XIII. COLLATERAL SUMMARY

       NOTE:  Information  contained herein reflects the May 1,  2007 cut-off date scheduled balances.

_____________________________________________________________________________________________________________________________
                                              Loan Group 1 Collateral Details
_____________________________________________________________________________________________________________________________
                    Gross WAC       6.268% (+/- 14 bps)                  Total Loan Balance     $195,540,422.42     (+/- 4%)
                      Net WAC       5.973% (+/- 14 bps)                Average Loan Balance         $514,580.06 (+/- 24,000)
              WA Gross Margin       2.429% (+/- 14 bps)                Maximum Loan Balance       $2,150,000.00 (+/- 24,000)
                WA Net Margin       2.134% (+/- 14 bps)            California Concentration              72.02%     (+/- 4%)
        Index:  6 Month LIBOR       26.08%     (+/- 4%)           Northern CA Concentration              12.47%     (+/- 4%)
                 1 Year LIBOR       72.30%     (+/- 4%)           Southern CA Concentration              59.56%     (+/- 4%)
                   1 Year CMT        1.62%     (+/- 4%)                     WA Original LTV              70.29%     (+/- 4%)
                                                                            WA Combined LTV              75.50%     (+/- 4%)
           WA Months to Reset          116      (+/- 2)                   WA Credit Score**                 735      (+/- 4)
          Interest Only Loans       91.76%     (+/- 4%)                       Full/Alt Doc*              25.91%     (+/- 4%)
                Silent Second       40.33%     (+/- 4%)                        Reduced Doc*              57.97%     (+/- 4%)
                          WAM          356      (+/- 2)                Prepayment Penalties              35.14%     (+/- 4%)
_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________
                                              Loan Group 2 Collateral Details
_____________________________________________________________________________________________________________________________
                    Gross WAC       7.125% (+/- 14 bps)                  Total Loan Balance     $471,257,948.28     (+/- 4%)
                      Net WAC       6.829% (+/- 14 bps)                Average Loan Balance         $332,105.67 (+/- 24,000)
              WA Gross Margin       3.406% (+/- 14 bps)                Maximum Loan Balance       $1,750,000.00 (+/- 24,000)
                WA Net Margin       3.110% (+/- 14 bps)            California Concentration              25.58%     (+/- 4%)
        Index:  6 Month LIBOR       77.02%     (+/- 4%)           Northern CA Concentration               7.76%     (+/- 4%)
                 1 Year LIBOR       21.35%     (+/- 4%)           Southern CA Concentration              17.82%     (+/- 4%)
                   1 Year CMT        1.63%     (+/- 4%)                     WA Original LTV              78.95%     (+/- 4%)
                                                                            WA Combined LTV              89.90%     (+/- 4%)
           WA Months to Reset           51      (+/- 2)                   WA Credit Score**                 706      (+/- 4)
          Interest Only Loans       78.53%     (+/- 4%)                       Full/Alt Doc*              10.24%     (+/- 4%)
                Silent Second       65.73%     (+/- 4%)                        Reduced Doc*              69.06%     (+/- 4%)
                          WAM          356      (+/- 2)                Prepayment Penalties              36.52%     (+/- 4%)
_____________________________________________________________________________________________________________________________

         *The  mortgage  loans have been  originated  under  "full" or  "alternative,"  "reduced  documentation,"  "stated
         income/stated  assets" or "no income/no asset" programs.  The  "alternative,"  "reduced,"  "stated  income/stated
         asset" and "no  income/no  asset"  programs  generally  require  either  alternative  or less  documentation  and verification  than do full  documentation  programs which  generally  require  standard  Fannie  Mae/Freddie  Mac approved forms for  verification  of  income/employment,  assets and certain  payment  histories.  Generally,  an
         "alternative"  documentation  program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns  and/or pay stubs) and assets (i.e.,  bank  statements) as does a "full doc" loan,  however,  alternative forms of standard verifications are used. Generally,  under both "full" and "alternative"  documentation programs at least one year of income  documentation  is  provided.  Generally,  under a "reduced  documentation"  program, either no  verification  of a mortgagor's  stated income is undertaken by the originator or no  verification of a mortgagor's  assets  is  undertaken  by the  originator.  Under  a  "stated  income/stated  assets"  program,  no verification  of either a mortgagor's  income or a mortgagor's  assets is undertaken by the  originator  although both income and assets are stated on the loan  application  and a  "reasonableness  test" is applied.  Generally, under a "no  income/no  asset"  program,  the  mortgagor is not required to state his or her income or assets and therefore,  no  verification  of  such  mortgagor's  income  or  assets  is  undertaken  by the  originator.  The underwriting  for such mortgage loans may be based  primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

         **Where Available

                                                  35